Portions  of this exhibit have been  omitted and filed  separately  with the Securities and Exchange Commission. These portions are designated "[ * * * ]."


                                                                    Exhibit 10.3

                          FIBER OPTIC ACCESS AGREEMENT
                                     BETWEEN
                        PATHNET TELECOMMUNICATIONS, INC.
                                       AND
              THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY


            This fiber optic access agreement ("Agreement") is entered into as of this 30th day of March, 2000 between Pathnet Telecommunications, Inc., a Delaware corporation ("Pathnet") and The Burlington Northern and Santa Fe Railway Company, a Delaware corporation ("BNSF").

            WHEREAS, BNSF has certain ownership interests in certain of its rail corridors covering the western United States, BNSF's rail network consisting of over 30,000 route miles in 28 states and two Canadian provinces;

            WHEREAS, Pathnet desires to obtain from BNSF the right to lease from
BNSF, on specified terms and conditions, strips of land constituting approximately [ * * * ] route miles, in the aggregate, within any rail corridor in BNSF's existing rail corridor network (or within the Auburn-Yakima-Pasco, Washington rail corridor, or the Ortonville, Minnesota-Terry, Montana rail corridor)(collectively, "Rail Corridors" and any one individually, "Rail Corridor"), to the extent of BNSF's ownership rights, so that Pathnet can construct, install, operate, maintain, replace, reconstruct, remove and/or relocate (collectively, "Construct and Operate") a fiber optic telecommunications transmission system and certain appurtenant equipment and structures (collectively, "Fiber Optic Facilities");

            WHEREAS, Pathnet intends to construct and operate a network of Fiber Optic Facilities over many BNSF Rail Corridors, and to construct or acquire, and then operate, a network of Fiber Optic Facilities over many corridors throughout the eastern United States;

            WHEREAS,   Pathnet  and  BNSF  have  entered  into  a   Contribution
Agreement, dated November 2, 1999, by which BNSF has agreed to contribute certain property interests into Pathnet and to execute and deliver this Agreement and, subject to the terms, conditions and obligations set forth in this Agreement, perform the duties set forth herein; and

            WHEREAS, BNSF is willing, on the terms and conditions set forth in this Agreement, to enter into various specific leases with Pathnet, in the form of the Lease attached hereto as Exhibit A, with respect to approximately [ * * * ] route miles of Rail Corridors of BNSF's existing Rail Corridor network, as specified by Pathnet and as shown on Exhibits B and C attached hereto, each Lease to grant to Pathnet the right to Construct and Operate Fiber Optic Facilities on a specific BNSF Rail Corridor, to the extent of BNSF's ownership rights therein;

            NOW, THEREFORE, Pathnet and BNSF agree as follows:

            1.    Condition Precedent to Commencement of Pathnet's Rights.

                  Pathnet and BNSF have closed the transaction described and governed by the Contribution Agreement, on the terms set forth in the Contribution Agreement.

            2.    Right to Lease.

                  For a period of 15 years following the date of this Agreement, on each rail corridor within BNSF's existing Rail Corridor network, subject to the limitations of BNSF's ownership interest in each Rail Corridor, as set forth in Section 11 hereof, and to the restrictions set forth in Section 3 hereof concerning BNSF's overriding rail operations, safety concerns and property marketing rights, Pathnet shall have the right to enter into a fiber optic lease with BNSF on the terms set forth in the form of Fiber Optic Lease attached hereto as Exhibit A and made a part hereof (hereinafter, "Lease"). (Where, with respect to a particular Rail Corridor BNSF is subject to a limitation on its ability to grant a Lease, but has a right to grant a fiber optic easement instead, BNSF shall grant to Pathnet such a fiber optic easement on terms otherwise identical to the Lease, and any such easement also shall be included in references hereinafter to the term "Lease.") Pathnet acknowledges that, subject only to certain restrictions set forth in Section 4 hereof, BNSF will continue to convey to other parties, or may abandon, various Rail Corridors, or portions thereof, throughout the term of this Agreement, and that such actions will affect the Rail Corridor network subject to leasing to Pathnet at any particular time. Each Lease shall permit Pathnet to Construct and Operate Fiber Optic Facilities on the specific Rail Corridor premises to which each Lease applies, subject to the procedures and terms of each Lease. Each Lease shall be for a term of 35 years unless the Lease is terminated earlier in accordance with the terms of each Lease.

            3.    Procedure to Obtain a Lease.

                  Pathnet may request a Lease in the form of Exhibit A, to the extent of BNSF's ownership interest in the Rail Corridor, by providing to BNSF prior written notice of its desire to enter into a Lease, which notice shall specify the end points of the particular BNSF Rail Corridor where Pathnet desires a Lease. BNSF shall grant such request, and BNSF and Pathnet shall execute a Lease in the form of Exhibit A, as soon as practicable but no later than thirty (30) days after the date BNSF receives such notice from Pathnet, unless BNSF cannot allow a Lease in the Rail Corridor because either: (i) the Construction and Operation of Fiber Optic Facilities under the Lease in BNSF's judgment would materially interfere with, or create a safety hazard to BNSF with respect to, BNSF's existing or then reasonably foreseeable future rail operations on a segment of the Rail Corridor, as determined by a BNSF operating or engineering Vice President or Assistant Vice President; or (ii) the Construction and Operation of Fiber Optic Facilities under the Lease in BNSF's judgment would materially interfere with BNSF's existing or then reasonably foreseeable future plans to market or develop a particular parcel of land for the benefit of a rail customer or as a real estate development (but not as a fiber optic venture) on a segment of the Rail Corridor, as reasonably determined by a BNSF property management Vice President or Assistant Vice President. Where BNSF cannot allow a Lease in the Rail Corridor for one of the reasons just set forth, BNSF shall cooperate with Pathnet in good faith to seek a solution that will enable Pathnet to install its Fiber Optic Facilities on the requested portion of the Rail Corridor and, if BNSF is unable to do so, to allow Pathnet to Construct and Operate its Fiber Optic Facilities over as much of the Rail Corridor as possible, consistent with the terms of (i) and (ii) above, and, if Pathnet so desires, BNSF shall execute a Lease with Pathnet over those portions of the Rail Corridor where the Lease would not violate the terms of (i) or (ii) above.

            4. Restrictions on BNSF's Right to Grant Future Fiber Optic Rights Along Certain Corridors.

                  Pathnet acknowledges that the rights to Construct and Operate Fiber Optic Facilities to be granted to Pathnet in the Lease are nonexclusive, except to the extent set forth in this Section 4, and that other parties have rights under their existing agreements with, and/or conveyances from, BNSF to Construct and Operate Fiber Optic Facilities on various BNSF rail corridors. Subject to the existing rights of other parties under existing fiber optic agreements, BNSF agrees as follows:

                  (a) Immediate Exclusivity Rights: Commencing on the date of this Agreement, and continuing until December 31, 2004, for all of the Rail Corridors set forth on Exhibit B attached hereto and made a part hereof, constituting an aggregate of no more than approximately 4,052 miles ("Exclusive Corridors"), BNSF shall not grant any rights to any other party to Construct and Operate any Fiber Optic Facilities on any Exclusive Corridor, except where: (i) such Fiber Optic Facilities only cross the Exclusive Corridor, and (ii) the construction and operation of such Fiber Optic Facilities does not materially disrupt Pathnet's ability to utilize the Fiber Optic Facilities covered by a Lease. This exclusivity period shall terminate earlier on all routes where Commencement of Construction (as defined herein) has not occurred, on either:
(x) the dates specified in Section 7 hereof if on such date Pathnet has not met the applicable fiber optic network development milestone specified in Section 7 with respect to such date; or (y) on one of the dates specified below if:

                      (I) As of  April  30,  2001,  Pathnet  has  not  completed construction, which in this Section 4(a) shall mean installation of a conduit and at least [* * *] fiber optic fibers in the conduit, of at least 800 miles of Fiber Optic Facilities along the Exclusive Corridors;

                      (II) As of [* * *], a Liquidity Event (as hereinafter defined) has not occurred;

                      (III) As of April  30,  2002,  Pathnet  has not  completed construction of at least 1,600 miles of Fiber Optic Facilities along the Exclusive Corridors;

                      (IV) As of  April  30,  2003,  Pathnet  has not  completed construction of at least 2,400 miles of Fiber Optic Facilities along the Exclusive Corridors;

                      (V) As of  April  30,  2004,  Pathnet  has  not  completed construction of at least 3,200 miles of Fiber Optic Facilities along the Exclusive Corridors; or

                      (VI) As of  April  30,  2005,  Pathnet  has not  completed construction of at least 4,000 miles of Fiber Optic Facilities along the Exclusive Corridors.

                  Termination of Pathnet's exclusivity rights on all routes where Commencement of Construction has not then occurred will be the sole consequence of Pathnet's failure to reach any milestone set forth in this
Section 4(a). In this Agreement, a "Liquidity Event" shall mean the earliest of:
(aa) a Qualified IPO, as defined in the Stockholders' Agreement, dated on or about the date hereof, among Pathnet, the current holders of Pathnet's Preferred Stock, BNSF, CSX Railway Company and Colonial Pipeline Company; or (bb) the date on which the common stock or any successor security of Pathnet either is listed for trading on a national securities exchange registered under the Exchange Act of 1934, as amended ("Exchange Act"), or is traded in an over-the- counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.; or (cc) there has been a transaction in which all stockholders of Pathnet have received ownership interests which are listed for trading on a national securities exchange registered under the Exchange Act, or is traded in an over-the-counter market and quoted in an automated quotation system of the National Association of Securities Dealers, Inc.

                  (b) Exclusive Right to Negotiate after Commencement of
Construction:

                      (1) Definitions. In this Agreement, the term "Commencement of Construction" shall mean the date of award of the primary construction contract for any segment of a Rail Corridor. In this Agreement, the term "Restricted Corridors" shall mean those Rail Corridors set forth on Exhibit C, which is made a part hereof, the initial version of which is attached hereto, which Exhibit C may be modified by Pathnet from time to time by Pathnet delivering notice of such modification to BNSF; provided that the aggregate route miles of the Exclusive Corridors plus the Restricted Corridors during the term of this Agreement shall not exceed approximately [ * * *] route miles. In the event that Pathnet revises Exhibit C to include all or any portion of the Auburn-Yakiman-Pasko, Washington Rail Corridor or the Ortonville, Minnesota-Terry, Montana Rail Corridor, BNSF, within 30 days following its receipt of notice of such revision, shall acquire from its affiliate now owning certain property rights in each Rail Corridor that affiliate's rights in the Rail Corridor land (possibly exclusive of a rail service easement in the case of the Auburn-Yakima-Pasko rail corridor).

                      (2) Exclusive  Right to Negotiate.  Until  Commencement of
                    Construction occurs on a Rail Corridor, Pathnet shall have no exclusive right to negotiate and execute a fiber optic agreement on such Rail Corridor with any third party. Beginning on the date of Commencement of Construction, and continuing for up to five years thereafter for each Exclusive Corridor to the extent Pathnet no longer has exclusive rights under 4(a) on such Rail Corridor, and for up to three years thereafter for each Restricted Corridor, but in no event beyond the termination of the Lease related to such Exclusive Corridor or Restricted Corridor, Pathnet shall have an exclusive right to negotiate and execute any fiber optic agreement on such Rail Corridor, except for any agreement related to Fiber Optic Facilities which only cross the Restricted Corridor or Exclusive Corridor, where the construction and operation of such Fiber Optic Facilities does not materially disrupt Pathnet's ability to utilize the Fiber Optic Facilities covered by a Lease; provided that this exclusive right to negotiate and execute any fiber optic agreement with respect to any particular party shall continue for a period of [* * *] (and BNSF thereafter may negotiate a fiber optic agreement with such party if by the end of such [* * *] Pathnet does not have an executed fiber optic agreement with such party). The periods for exclusive rights to negotiate as specified in this Section 4(b) shall terminate earlier, as to all Rail Corridors and Rail Corridor segments on which Pathnet has not yet reached the stage Commencement of Construction if Pathnet either: (i) does not meet the applicable development milestone specified in Section 7 hereof, (ii) as of [* * *], a Liquidity Event has not occurred, or (iii) has not met the schedule for constructing Fiber Optic Facilities along Exclusive Corridors, as set forth in Section 4(a) hereof . In addition, Pathnet's exclusive right to negotiate and execute any fiber optic agreement shall terminate on any Rail Corridor on the date that Pathnet's Lease on such Rail Corridor is terminated pursuant to the terms of such Lease. In addition, at any time prior to the end of the period in which Pathnet has an exclusive right to negotiate and execute any fiber optic agreement on any Restricted Corridor, BNSF may not enter into any fiber optic agreement with another party with respect to such Restricted Corridor except where such agreement requires such other party to reach Commencement of Construction on such Restricted Corridor within one year following the effective date of such agreement.

            5.    Limitation on Pathnet's Right to Lease.

                  If Pathnet enters into a Lease with BNSF, and such Lease subsequently is terminated for any reason specified in such Lease, for a period of three (3) years following the date of any such termination, Pathnet shall have no right to enter into a Lease on any portion of the BNSF Rail Corridor that was subject to such Lease.

            6.    Contribution to Pathnet.

                  This Agreement is being contributed by BNSF to Pathnet pursuant to the terms of the Contribution Agreement.

            7.    Fiber Optic Network Development Schedule.

                  Pathnet shall develop a Fiber Optic Facilities network throughout the United States, utilizing BNSF's rail corridors and longitudinal corridors of one or more other parties in the United States, in accordance with the following schedule of fiber optic network development milestones:

                        (a) By June 30, 2001, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 3,000 Route Miles, in the aggregate. As used in this Section, each "Route Mile" shall consist of either one mile of at least [* * *], or one mile of [* * *] plus [* * *]

                        (b) By June 30, 2002, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 6,000 Route Miles, in the aggregate.

                        (c) By June 30, 2003, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 9,500 Route Miles, in the aggregate.

                        (d) By June 30, 2004, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 12,000 Route Miles, in the aggregate.

                        (e) By June 30, 2005, Pathnet must have completed construction of, or have acquired, Fiber Optic Facilities over at least 12,500 Route Miles, in the aggregate.

Termination of Pathnet's exclusivity rights on all routes where Commencement of Construction has not then occurred will be the sole consequence of Pathnet's failure to reach any milestone set forth in this Section 7.

            8.    Reporting Relative to Fiber Optic Network Development
                  Schedule.

                  Forty days before each deadline specified in Section 7 hereof, Pathnet shall deliver to BNSF a report reasonably satisfactory to BNSF showing Pathnet's progress, as of the date of the report, toward meeting each appropriate level of development specified in Section 7, and its plans to meet or exceed each such level by the appropriate deadline. Seven (7) days after each deadline specified in Section 7, Pathnet shall deliver to BNSF a certified report showing whether Pathnet has met or exceeded each appropriate level of development specified in that Section. BNSF shall have the right to audit Pathnet's records in order to verify the contents of each report required by this Section 8.

            9.    Time is of the Essence; Post-Termination Liability.

                  Time is of the essence in performing this Agreement. No termination of this Agreement shall release Pathnet from any liability or obligation of Pathnet under the terms of this Agreement, resulting from events happening prior to the date of termination.

            10.   Compliance with Laws.

                  In exercising  any and all of its right under this  Agreement,
Pathnet shall comply with all applicable laws, regulations, ordinances, rules, decisions and orders of any court or governmental body with jurisdiction, and shall have the sole responsibility for all costs associated with such compliance. Pathnet, at its sole cost, shall secure and maintain in effect all federal, state and local permits licenses and/or zoning approvals required to Construct and Operate the Fiber Optic Facilities, and shall satisfy any and all conditions that must be met in order to obtain any required permit, license or zoning approval.

            11.   Limitations on BNSF's Ownership Rights.

                  Pathnet acknowledges that one or more other parties, including, but not limited to, various native American nations, may have, or may claim to have, ownership rights in certain segments of certain of BNSF's rail corridors, and may claim that Pathnet also must obtain rights from it (or them) in order to occupy, or access, the Premises, as defined in each Lease, and that, in some cases, such claims may be valid. Pathnet acknowledges that BNSF's ownership interest in many of its Rail Corridors is a determinable fee, a railroad right of way or a rail service easement, which shall terminate when BNSF either: (i) ceases to use those Rail Corridors for railroad purposes; or
(ii) uses such Rail Corridors for purposes found to be inconsistent with use of the corridors for railroad purposes, and that in such circumstances, Pathnet's right to Lease any such Rail Corridor, or its rights under any Lease of any such Rail Corridor, may be subject to termination as of the date the circumstances set forth in either (i) or (ii), above, first arise (unless Pathnet improves the quality of title to the Lease property by obtaining a patent or deed from the federal government, if appropriate, or acquiring additional property interests from third parties). Pathnet also acknowledges that BNSF's ownership rights may terminate for other reasons, such as termination of franchise rights, and that certain segments of BNSF's Rail Corridors consist only of a trackage rights license to BNSF to enable BNSF to provide rail service, or shared ownership with other railroads, and that BNSF may not have rights to include those segments in any Lease to Pathnet. Pathnet further acknowledges that Pathnet's rights to enter into a Lease on any BNSF Rail Corridor, and its rights under any Lease of any BNSF Rail Corridor, are subject and subordinate to all outstanding and/or future rights and encumbrances on BNSF's Rail Corridors (including liens, security interests and mortgages), and any and all easements, other leases, licenses, permits or agreements which now or in the future relate to BNSF's Rail Corridors, except BNSF in the future shall not place any encumbrance upon any BNSF Rail Corridor then subject to a Lease to Pathnet, or enter into any easement, lease, license, permit or agreement, which would materially disrupt Pathnet's ability to exercise its rights under this Agreement or to utilize the Fiber Optic Facilities covered by a Lease (and Pathnet acknowledges that its ability to exercise its rights under this Agreement or to utilize such Fiber Optic Facilities would not be materially disrupted if either: (x) Pathnet is relocated to another location within the applicable BNSF Rail Corridor in accordance with the terms of Section 14 of the applicable Lease, or could be located elsewhere in the Rail Corridor; or (y) BNSF preserves fiber optic rights and makes those rights available to Pathnet at no charge payable by Pathnet to the holder of the land interest where such rights are located and changes following any conveyance by BNSF of its ownership interest in such a parcel have not caused a significant physical limitation on constructing Fiber Optic Facilities through such parcel (and Pathnet agrees that any cost of enforcing such rights shall be the responsibility of Pathnet). BNSF therefore conveys to Pathnet no more right, title or interest in any Rail Corridor than BNSF holds in such Rail Corridor at the time of conveyance, and Pathnet hereby releases BNSF from any and all liability, cost, loss, damage or expense in connection with any claims that BNSF lacked sufficient legal title to convey the rights described herein. Pathnet shall have the right, at its sole cost and expense, to acquire or attempt to acquire from other parties such rights in BNSF Rail Corridors that Pathnet deems necessary or appropriate.

            12.   Confidentiality.

                  The parties hereto shall keep confidential all terms of this Agreement, except to the extent that disclosure thereof is required by law or agreed by the parties in writing. In the event either party hereto is required to disclose any terms of this agreement pursuant to applicable law, at least three days prior to disclosing the same (or such shorter period permitted by law), such party shall notify the other party hereto in writing and provide copies of the terms that the party intends to disclose. The language of the press release announcing this deal shall be mutually agreed upon between the parties hereto.

            13.   No Assignment.

                  Neither this Agreement, nor any of the rights to lease that are granted to Pathnet by the terms of this Agreement, shall be assigned by Pathnet without BNSF's prior written consent, which may be granted or withheld in BNSF's sole discretion. BNSF acknowledges that Pathnet, without consent of BNSF may sublease to one or more parties the right to use other

Fiber Optic Facilities under a Lease, may sell to one or more other parties a partial ownership in such Fiber Optic Facilities, may sublease or assign this Agreement or any Lease to a subsidiary, affiliate or parent company controlled by, under common control with, or controlling, either indirectly or directly, Pathnet, but only where, and to the extent, that such transaction does not violate the terms of the Contribution Agreement, or, for financing purposes only, Pathnet may assign this Agreement to Lucent Technologies, Inc. and/or Nortel Networks, Inc., or an affiliate of either company, or to some other third party following the written concurrence of BNSF which shall not be unreasonably withheld or delayed, or may assign any Lease to a third party, provided that in any such case Pathnet shall remain fully responsible to BNSF for compliance with all terms of this Agreement and the Lease. (In the foregoing sentence the terms "control", "controlled", and "controlling" shall mean ownership of more than 50 percent of the equity interest in a company.) Nothing herein shall prohibit
Pathnet: (i) from involving contractors, or strategic or co-development partners, in Construction and Operation of the Fiber Optic Facilities, on such terms as Pathnet may determine in its sole discretion, provided that all such activities are conducted in accordance with the terms of this Lease, and that Pathnet remains fully liable for all obligations hereunder; and (ii) from granting liens or other security interests in the Fiber Optic Facilities or Pathnet's rights under this Lease in connection with financing or investments made available to Pathnet, which agreements may permit Pathnet's lenders to take possession, sell, assign or otherwise transfer the Fiber Optic Facilities, including the right to operate, or permit a third-party to operate, the Fiber Optic Facilities, provided that any party taking possession of the Fiber Optic Facilities shall be subject to all terms of the Lease, and that continued operation of the Fiber Optic Facilities shall be subject to all terms of the Lease.

            14.   Limitation on Damages for Breach of this Agreement.

                  Damages that may be recovered for breach of this Agreement shall not include any indirect, consequential, special or punitive damages, or lost profits, or the cost of Pathnet building Fiber Optic Facilities on any alternative route.

            15.   Taxes and Other Charges.

                  (a) Pathnet shall pay, and shall indemnify BNSF against the liability for, any and all taxes, levies, excises, charges and assessments (including any penalties and interest related thereto) (collectively, "Taxes") attributable to the execution, delivery, recording or filing of this Agreement, including without limitation any ad valorem taxes assessed against the properties of BNSF to the extent such ad valorem taxes are attributable to Pathnet's rights hereunder, but only to the extent that the ad valorem taxes attributable to the value of Pathnet's rights have increased due to assessments levied after the date hereof.
                  (b) In the case of amounts described in Section 15(a) to be paid by Pathnet, BNSF shall determine the amount of such Taxes to be paid by Pathnet by reference to information provided by the relevant taxing authority that demonstrates or establishes the increase in such Taxes after the date hereof. If the information provided by the relevant taxing authority demonstrates or establishes that Taxes are attributable to fiber optic development value, but the information does not demonstrate or establish the amount of the Taxes that are so

               (c)
                  attributable, such amount shall be determined by reference to a formula that is consistently applied and that allocates any such Taxes among all of BNSF's Rail Corridors (including similar agreements) subject to such Taxes in a manner that reasonably reflects both the basis upon which the Taxes are imposed and the relative proportion of such Rail Corridors in respect of which Pathnet has been granted rights hereunder. The amount of Taxes attributable to fiber optic development value shall be fairly allocated between Pathnet and BNSF based upon the relative value of Pathnet's rights and the rights of others to whom BNSF has granted, or in the future may grant, fiber optic rights with respect to the same property. In all cases, BNSF promptly shall provide to Pathnet information that establishes the manner in which any such Taxes were allocated and the basis for establishing that such amounts are attributable to the execution of this Agreement. The parties shall resolve any dispute regarding the liability for payment of Taxes hereunder pursuant to the dispute resolution and arbitration procedures set forth in Section 21 of the Lease.

                  (d) Notwithstanding the foregoing, Pathnet shall not be responsible for any Taxes for which it would not be responsible pursuant to the provisions of Section 24(d) or (e) of the form of Lease attached hereto or for any Taxes on Rail Corridors for periods in respect of which Pathnet no longer has rights hereunder.

                  (e) BNSF agrees to reasonably cooperate with Pathnet in the refund, rebate, reduction, abatement, mitigation and contest of any Taxes for which Pathnet is obligated to pay hereunder.

            16.   Notices.

                  Unless otherwise provided herein, all notices and other communications required by or concerning this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or on the next business day when sent by a nationally recognized overnight courier, or on the second succeeding business day when sent by registered or certified United States Mail (postage prepaid, return receipt requested), or, if postal claim notice is given , on the date of its return marked "unclaimed" (provided, however, that upon receipt of a returned notice marked "unclaimed", the sending party hereto shall make reasonable effort to contact and notify the other party hereto by telephone) and each respective party hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

                  (1)      if to Pathnet:

                           Pathnet, Inc.
                             11720 Sunrise Valley Drive
                           Reston, Virginia 20191
                              Attn: General Counsel

                  (2)      if to BNSF:

                           Assistant Vice President, Telecommunications
                           The Burlington Northern and Santa Fe Railway Company 2600 Lou Menk Drive
                          Forth Worth, Texas 76131-2830

                           and to:

                           Vice President - Law
                           The Burlington Northern and Santa Fe Railway Company 2500 Lou Menk Drive, AOB-3
                          Fort Worth, Texas 76131-2830

            18.   Brokers and Agents.

                  BNSF and Pathnet represent and warrant to each other that neither has employed any broker, agent or finder in connection with this Agreement or the Purchase Agreement, and each indemnifies and agrees to hold harmless the other from and against any commission or fee claimed by any broker, agent or finder in connection with this transaction.


            19.   Force Majeure.

                  Except as may be elsewhere specifically provided in this Agreement, any failure or delay in the performance by a party hereto of its obligations hereunder shall not constitute a breach of this Agreement if such failure or delay results from causes beyond that party's control, including but not limited to acts of God, governmental action (whether in its sovereign or contractual capacity), fire, flood, or other catastrophe, national emergency, insurrection, riot, and war. The phrase "beyond that party's control" shall not include any failure to reach agreement with a party with whom Pathnet is negotiating pursuant to the exclusive right to negotiate provided in Section 4(b).

            20.   Severability.

                  If any provision of this Agreement or the application thereof, shall be held invalid, illegal or unenforceable in whole or in part, the remainder of this Agreement and the application thereof shall not be affected, and shall be enforceable to the full extent permitted by law, and the portion hereof found to be invalid shall be enforced to the fullest extent permitted by law, and, if possible, shall be reformed to carry out as much as possible the intent of the parties as expressed herein.

            21.   Amendment.

                  This Agreement may be amended only by a written instrument executed by both parties hereto. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, power or privilege hereunder shall operate as a waiver of any other provision of this Agreement, or as a waiver of that right, power or privilege either before, or after, the period of waiver.

            22.   Entire Agreement.

                  This Agreement and all Exhibits attached hereto, constitutes the entire agreement of the parties hereto with respect to the subject matters hereof, and supersede any and all prior negotiations, understandings and agreements, whether oral or written, with respect hereto.

            23.   Applicable Law.

                  This Agreement shall be interpreted and enforced in accordance with the laws of the State of Texas. Venue for any legal action to interpret or enforce this Agreement shall lie exclusively in the United States District Court for the Northern District of Texas, or if jurisdiction cannot be obtained in federal court, then venue shall be in a Texas state court in Tarrant County, Texas.

            24.   Counterparts.

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.


            IN WITNESS WHEREOF, authorized representatives of BNSF and Pathnet have executed this Agreement as of the date first set forth herein.


THE BURLINGTON NORTHERN AND                     PATHNET TELECOMMUNICATIONS,
SANTA FE RAILWAY COMPANY                        INC.

By:   /s/ illegible                              By: /s/ W.R. Smedberg V
     ------------------------------                   --------------------------
     Name:                                            Name:
           ------------------------                         --------------------
Title:                                          Title:
        ---------------------------                   --------------------------

                                    EXHIBIT A

                                  FORM OF LEASE

      Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Those portions are designated "[ * * * ]."

                                                                       EXHIBIT B


                            FORM OF FIBER OPTIC LEASE


            THIS FIBER OPTIC LEASE ("Lease") is made as of this ____ day of ______________, 200__ between Pathnet Telecommunications, Inc., a Delaware corporation ("Pathnet") and The Burlington Northern and Santa Fe Railway Company, a Delaware corporation ("BNSF"). This Lease is being entered into pursuant to the terms of that certain fiber optic access agreement between BNSF and Pathnet dated November __, 1999 ("Fiber Optic Access Agreement"), which sets forth the terms upon which BNSF granted to Pathnet the right to enter into fiber optic leases, on the terms of this Lease, on specified rail corridors in the BNSF rail transportation network and subject to all limitations on the ownership interest of BNSF, to Construct and Operate Fiber Optic Facilities (as defined below).

            WHEREAS,  BNSF has certain  ownership  interests in a rail  corridor
consisting    of   ___   route    miles    between    ___________________    and
______________________ ("Rail Corridor");

            WHEREAS, Pathnet desires to lease from BNSF, on the terms and conditions set forth herein, a portion of the Rail Corridor, in order for Pathnet to construct, install, operate, maintain, replace, reconstruct, remove and/or relocate (collectively, "Construct and Operate") a fiber optic telecommunications transmission system and certain appurtenant equipment and structures (collectively, "Fiber Optic Facilities"); and

            WHEREAS, BNSF is willing, on the terms and conditions set forth in this Lease, to lease a portion of the Rail Corridor to Pathnet, for the sole purpose of allowing Pathnet, subject to all limitations on the ownership interest of BNSF, to Construct and Operate Fiber Optic Facilities on the Rail Corridor.

            NOW THEREFORE, Pathnet and BNSF agree as follows:

            1. Lease Rights. Pursuant to the terms of this Lease and the Fiber Optic Access Agreement, Pathnet shall have the right to enter upon a portion of the Rail Corridor, which portion generally shall be a three foot wide strip of land, or such larger portion required to Construct and Operate the Fiber Optic Facilities, as specified in the Final Construction Plans (as defined later herein) but at each repeater station or other required Fiber Optic Facilities structure occupying more land, the portion shall extend one foot beyond the perimeter of the structure or equipment, or, where a perimeter fence is built around the structure or equipment, one foot beyond the perimeter fence, the specific portion of the Rail Corridor leased ("Premises") being identified in Exhibit A attached hereto and made a part hereof. All structures may be fenced by Pathnet, at its sole cost and expense, and may be multiple stories to the extent approved by BNSF, provided that the height and other dimensions of any such structure do not interfere with railroad operations or clearance, or create a safety hazard. Any such structures may exceed 3,500 square feet only: (i) subject to space availability; (ii) following prior written approval of BNSF, not to be unreasonably withheld; and (iii) where such structures are not buildings where people regularly report to work. Pathnet's right to enter the Premises shall commence on the ___ day of ________________, 200__, and shall be for the sole purpose of allowing Pathnet, or any of its permitted assignees, sublessees of capacity, agents, contractors, strategic or co-development partners, customers or invitees, or any of their employees (collectively, "Pathnet Parties") to Construct and Operate Fiber Optic Facilities on the Premises, subject to BNSF's rights as set forth herein and all contract and/or property rights of others in the Premises. Pathnet, and any of the Pathnet Parties, also shall have the right to cross other property in which BNSF has a sufficient ownership interest as required to access the Premises, subject to BNSF's rights as set forth herein and all contract and/or property rights of others in the Premises, so long as such access shall not cross any active railroad track, or come within 25 feet of such track, without BNSF's prior written consent, which will not be unreasonably withheld or delayed. Any of the Pathnet Parties entering onto the Rail Corridor must first execute an agreement with BNSF in the form of Exhibit "C-1" attached hereto and made a part hereof, by which such party agrees to comply with BNSF's Contractor Requirements set forth as Exhibit "C" attached hereto and made a part hereof (and Pathnet acknowledges that any such Pathnet Party's execution of the Exhibit "C-1" agreement shall not relieve Pathnet of its full responsibility hereunder for any actions, omissions or the presence of such Pathnet Party on or near the Rail Corridor). Pathnet may install as much fiber optic capacity (which term shall include conduits, whether installed empty or with fiber) on the Premises as it determines to be appropriate, and may add further fiber optic capacity during the term of this Lease. Pathnet's rights under this Lease are granted without covenant of title or quiet enjoyment and Pathnet acknowledges that one or more other parties may have, or may claim to have, ownership rights in the Rail Corridor, and may claim that Pathnet also must obtain rights from it (or them) in order to occupy or access the Premises, and that, in some cases, such claims may be valid. Pathnet acknowledges that segments of the Rail Corridor may consist only of a trackage rights licensed to BNSF to enable BNSF to provide rail service, or shared ownership with other railroads, and that BNSF may not have rights to include these segments in any Lease to Pathnet. BNSF will use reasonable efforts to make available to Pathnet all documents reasonably requested by Pathnet that could be located in a reasonable search (and, at BNSF's option, BNSF can require that Pathnet or Pathnet's agent conduct the search, at Pathnet's cost), which documents concern BNSF's rights, and the rights of others, which in BNSF's judgment affects the Premises and Pathnet's rights under this Lease or which Pathnet may identify which reasonably relates to its rights under this Lease. Pathnet acknowledges that BNSF shall not be liable for any nondisclosure of any document other than nondisclosure resulting from gross negligence or wilfull misconduct of BNSF. Pathnet shall keep confidential all confidential and proprietary data contained in these documents and shall not use it for any purposes other than as set forth herein. BNSF shall have the right, without causing undue delay, to review documents prior to permitting Pathnet or its agent to review those documents, and to redact confidential and proprietary information contained therein. Where confidentiality provisions apply to contracts requested by Pathnet under this
Section 1, BNSF shall describe for Pathnet the restrictions and interference with Pathnet's rights that such contracts permit, and or the fiber optic capacity that such contracts permit to be built in the Rail Corridor, to the extent that BNSF determines that it can do so consistent with the terms of each applicable confidentiality provision. If Pathnet determines that BNSF's description in such circumstances is insufficient, Pathnet shall so inform BNSF and BNSF shall use good faith efforts to obtain promptly from the other party to the contract at issue a waiver of the confidentiality provision. Pathnet's rights are subject and subordinate to all outstanding rights and encumbrances on the Rail Corridor (including, but not limited to, BNSF's mortgages) which BNSF has placed, or in the future will place, on the Rail Corridor, and any and all easements, other leases, licenses, permits or agreements which now or in the future relate to the Rail Corridor, except that BNSF in the future shall not place any encumbrance upon the Premises, or enter into any easement, lease, license, permit or agreement covering any portion of the Premises, which would materially disrupt Pathnet's ability to utilize the Fiber Optic Facilities under this Lease (and Pathnet acknowledges that its ability to utilize such Fiber Optic Facilities would not be materially disrupted if Pathnet is relocated to another location within the Rail Corridor in accordance with the terms of Section 14 hereof, or BNSF makes available to Pathnet the fiber optic rights that BNSF has reserved at no charge payable by Pathnet to the holder of the land interest where such rights are located (and Pathnet agrees that any cost of enforcing such rights shall be the responsibility of Pathnet). Pathnet accepts the condition of the Premises "AS IS, WHERE IS" and "WITH ALL FAULTS". BNSF DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, THAT ARE NOT SPECIFICALLY SET FORTH HEREIN IN
SECTION 22 HEREOF.

            2. Limitations on Lease Rights. Pathnet's rights under this Lease also shall be subject and subordinate to the prior and continuing rights: (i) of BNSF (and/or any other party with rights from BNSF) to use and maintain all or any portion of its Rail Corridor in operating, maintaining, reconstructing or relocating railroad tracks, signals, communications, electric lines or any other improvements, equipment or facilities related to providing rail service (collectively, "Rail Facilities"); (ii) of BNSF to use, and to allow others to use, all and any portion of the Rail Corridor for any purpose (subject to the terms of Section 4 of the Fiber Optic Access Agreement), which would not materially disrupt Pathnet's ability to utilize the Fiber Optic Facilities under this Lease; (iii) of BNSF to market and/or develop all or any portion of the
Rail Corridor or other BNSF property to rail transportation customers, utilities, municipalities and other third parties except as restricted by
Section 4 of the Fiber Optic Access Agreement; and (iv) of BNSF to convey to any party all or any portion of the Rail Corridor, any improvements owned by BNSF on its Rail Corridor, and any air rights above, or subsurface rights below, the surface of the Rail Corridor, except that any such conveyance by BNSF after the date of this Lease shall be subject to this Lease, to the extent permitted by applicable laws and agreements entered into prior to the date of this Lease. The provisions of this paragraph shall be subject to the provisions of the Fiber Optic Access Agreement.

            3. Railroad Control. BNSF (and/or any other party with rights from BNSF) shall have full control at all times over the operation of its railroad and all Rail Facilities in the Rail Corridor. Pathnet's rights under this Lease do not authorize Pathnet, or any of the Pathnet Parties, to interfere in any way with any aspect of BNSF's (and/or such other party's) rail operations, or with any Rail Facilities, on or near the Rail Corridor, or BNSF's (and/or such other party) ability to maintain, reconstruct or relocate any Rail Facilities on or near the Rail Corridor. Pathnet understands that various activities of BNSF, or parties with rights through BNSF, could have the potential of interrupting service provided by Pathnet's Fiber Optic Facilities. BNSF understands that uninterrupted service via Pathnet's Fiber Optic Facilities is of critical importance to Pathnet. Where BNSF knows about future activities which, in BNSF's opinion, would have a reasonable potential of interrupting service via Pathnet's Fiber Optic Facilities or otherwise materially interfering with the Construction and Operation of the Fiber Optic Facilities, BNSF shall provide notice thereof to Pathnet as far in advance as is practical under the circumstances, and shall cooperate with Pathnet to attempt to avoid any such service interruption. Any failure by BNSF to provide such notice or cooperation shall not subject BNSF to any liability, costs, expenses, damages, losses or claims to Pathnet or any of the Pathnet Parties, except where the failure is due to the gross negligence or willful misconduct of BNSF.

            4. Fiber Optics Rights are Nonexclusive. The fiber optics rights granted to Pathnet are nonexclusive, except to the extent set forth in Section 4 of the Fiber Optic Access Agreement.

            5. Term of Lease. The term of this Lease shall be for 35 years years from the date set forth in Section 1, except this Lease shall be terminated earlier, if any of the following circumstances occur, on the specific date related to those circumstances, as follows:

               (a) If Pathnet fails to deliver Proposed Construction Plans (as defined herein) within one hundred twenty (120) days after the date of this Lease, or such longer period as may be reasonably necessary to cure such failure, provided that Pathnet already has begun to cure such failure, and continues diligently to cure until completion;

               (b) If Pathnet fails to reach Commencement of Construction (which is defined herein as the date of award of the primary construction contract for the segment of the Rail Corridor covered by the Proposed Construction Plans), within either: (i) sixty (60) days from the date that the Proposed Construction Plans become Final Construction Plans for that segment of the Rail Corridor, or such longer period as may be reasonably necessary to cure such failure, provided that Pathnet already has begun to cure such failure, and continues diligently to cure until completion; or (ii) thirty (30) days from a later date agreed to in writing by BNSF;

               (c) Upon Pathnet's submission of the Proposed Construction Plans, Pathnet also will submit to BNSF a construction schedule ("Construction Schedule") for BNSF's approval, such approval not to be unreasonably withheld. Pathnet acknowledges that BNSF desires that construction be completed as promptly as possible and will take this into account in preparing the Construction Schedule. The Construction Schedule shall contemplate completion of construction of Fiber Optic Facilities on the segment of the Rail Corridor covered by the Proposed Construction Plans as promptly after BNSF's final approval of the Proposed Construction Plans as is commercially feasible, taking into account issues of weather and season, and time to complete title due diligence or respond as reasonably required to any title problems that likely would materially affect Pathnet's ability to Construct and Operate the Fiber Optic Facilities, and to acquire any necessary construction and operating permits. Upon approval of the Proposed Construction Plans and Construction Schedule, Pathnet will construct the Fiber Optic Facilities in accordance with the Construction Schedule and otherwise with all promptness and due diligence, it being understood that modifications in the Construction Schedule may be required due to issues arising during construction. If at any time BNSF believes that Pathnet has failed to construct the Fiber Optic Facilities as promptly as commercially feasibly, subject to Pathnet's right to suspend construction as provided in this Subsection, BNSF may provide Pathnet with written notice of this fact. If Pathnet does not cure such failure within thirty (30) days after receiving such written notice, then upon written notice to Pathnet, BNSF may terminate the Lease, effective immediately. Notwithstanding the foregoing, Pathnet may suspend construction for up to two (2) years, upon receiving BNSF's written approval, not to be unreasonably withheld, if market considerations or financial issues warrant such a suspension. During any such suspension, Pathnet's exclusive right to negotiate fiber optic agreements with respect to the Rail Corridor, as set forth in Section 4(b)(2) of the Fiber Optic Access Agreement, also shall be suspended.

               (d)      If Pathnet  fails to provide  the  capacity  required by
                        Section 8 hereof, and such failure continues for a period of thirty (30) days after Pathnet receives written notice of such failure, or such longer time as may be reasonably necessary, provided that Pathnet commences a cure within thirty (30) days and continues diligently to cure until such cure is completed.

               (e) If BNSF has required that Pathnet suspend construction activities on the Premises for Pathnet's failure to comply with any BNSF safety requirements, or on account of Pathnet's interference with BNSF's rail operations or maintenance activities, and within twenty four (24) hours after written notice requiring suspension, Pathnet has not suspended such activities.

            6. Effect of Termination of Lease. Immediately upon termination of this Lease, or if Pathnet abandons any Fiber Optic Facilities under this Lease for a period of three years (which term shall mean the failure either to have in use or to dedicate commercially reasonable marketing efforts to sell conduit, dark fibers or capacity on the Premises), Pathnet shall relinquish to BNSF possession of the Premises, provided that, for one hundred eighty (180) days following such date Pathnet shall have the obligation to, and may continue to enter the Premises for, the sole purposes of: (i) removing all above ground Fiber Optic Facilities, (ii) removing below ground fiber Optic Facilities as desired by Pathnet or to the extent reasonably requested by BNSF, and (iii) restoring the Premises substantially to their condition on the date of this Lease, reasonable wear and tear and casualty excepted, or as approved by BNSF. Failure by Pathnet to comply with the foregoing sentence by one hundred eighty (180) days following the date of termination shall entitle BNSF to treat all remaining Fiber Optic Facilities as abandoned, and as the property of BNSF.

            7. BNSF's Right to Suspend Pathnet Construction and Operating Activities. In the event that Pathnet or a Pathnet Party fails to comply with BNSF safety or operational regulations, or interferes or is reasonably likely to interfere with BNSF rail operations, BNSF may require that Pathnet immediately suspend all construction and/or operating activities on the Rail Corridor. In such event, BNSF shall make a good faith effort to make available by teleconference to discuss with Pathnet, within four (4) hours after suspension, an individual with sufficient authority to resolve the issue, who shall be prepared to discuss the reason(s) for such suspension and to attempt to resolve the issue. If the parties are unable to resolve the issue in such discussion, then BNSF and Pathnet will escalate the issue to the next higher level of management, and shall attempt to meet, at a mutually agreeable location, or, failing that, will have a telephonic meeting, within twenty four (24) hours of the work suspension, with the goal of resolving the issue at that meeting. The parties will negotiate in good faith to resolve the issue, and to prevent the occurrence of similar situations in the future.

            8. Fiber Optic Capacity for BNSF.

               (a) BNSF has retained the right to use the Premises leased hereunder to the extent of retaining the right to use fiber optic capacity as described in this Section 8, either as located on the Rail Corridor or, at BNSF's option, on an alternative portion of Pathnet's fiber optic network, to the extent that BNSF's desired point of termination on Pathnet's network is within [***] miles of BNSF's current rail network (which in this sentence shall include the two rail corridors included as "Rail Corridors" in the Fiber Optic Access Agreement and the rail corridors where rail service operating rights were sold to shortline railroads by BNSF or one of its predecessors and BNSF retained fiber optic rights in the shortline rail corridor, as such current rail network is shown on the map identified on Exhibit B). A map generally depicting BNSF's current rail network is attached as Exhibit B. Accordingly, Pathnet shall make available to BNSF, on an annual basis each year during the term of this Lease, at BNSF's request and at no charge to BNSF (except as set forth in Section 8(e) or (g)), commencing on the later of: (i) the date of completion of the Initial Construction, or (ii) the date when capacity becomes available at the desired location, and continuing for the entire term of this Lease, the following fiber optic capacity, either over the entire length of the Premises, or over any other Fiber Optic Facilities that are part of Pathnet's fiber optic network within the area described in this Section 8(a), as specified by BNSF, whether or not they are located on any of BNSF's Rail Corridors:

                    (1) Each year during the first [***] years following completion of Initial Construction (and each anniversary of the date of completion of Initial Construction shall be referenced herein as "Anniversary Date"), [***], or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease;

                    (2) Each year, commencing on the [***] Anniversary Date, until the [***] Anniversary Date, [***], or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease;

                    (3) Each year, commencing on the [***] Anniversary Date, until the [***] Anniversary Date, [***], or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease;

                    (4) Each year, commencing on the [***] Anniversary Date, until the [***] Anniversary Date, [***], or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease;

                    (5) Each year, commencing on the [***] Anniversary Date, until the [***] Anniversary Date, [***], or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease;

                    (6) Each year, commencing on the [***] Anniversary Date, until the [***] Anniversary Date, [***], or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease; and

                    (7) Each year, commencing on the [***] Anniversary Date, until the [***] Anniversary Date, [***], or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease; and

                    (8) Each year, commencing on the [***] Anniversary Date, until the [***] Anniversary Date, [***] miles, or its equivalent, of digital transmission capacity for each route mile of Pathnet's Fiber Optic Facilities constructed under this Lease.

          (b) The fiber optic capacity described in this Section 8 may be specified by BNSF in any format then being provided by Pathnet on the Fiber Optic Facilities on which BNSF requests fiber optic capacity. BNSF shall not be entitled to the increases in capacity as set forth in Section 8(a) until, and only to the extent that, the fiber optic capacity increases are required for BNSF's uses, either on the Premises or on some other route in Pathnet's fiber optic network within the area described in the first sentence of this Section 8(a). In addition, the miles of digital transmission capacity to which BNSF is entitled may be specified by BNSF in its equivalent capacity, so that, for example, if BNSF were entitled to [***] over a 2,000 mile route, this could be [***] over [***] miles [***] each over [***], [***] over [***], or any combination of the above totaling the capacity to which BNSF is entitled, provided that the maximum cross-section at any point shall not exceed the lesser of [***] of the then-available capacity on the Fiber Optic Facilities at that location; or (ii) (I) prior to the [***] Anniversary Date, the equivalent of [***]; (II) after the [***] Anniversary Date, and prior to the [***] Anniversary Date, the equivalent of [***]; (III) after the [***] Anniversary Date, and prior to the [***] Anniversary Date, the equivalent of [***]; (IV) after the [***] [***] Anniversary Date, and prior to the [***] Anniversary Date, the equivalent [***], and after the [***] Anniversary Date, and prior to the [***] Anniversary Date, the equivalent of [***]. Pathnet shall have no obligation to install or upgrade any of its digital telecommunications transmission facilities to provide to BNSF any fiber optic capacity which at that time is not available on Pathnet's Fiber Optic Facilities network. Pathnet shall have no obligation to provide capacity at any multiplexed level below [***]. Pathnet will be responsible for all costs associated with the creating, maintaining and transporting the fiber optic capacity to be provided, including all optical amplification and regeneration, and terminating the capacity at the multiplexor or other optronic equipment at which the capacity is to be terminated, including the cost of such terminating equipment. BNSF shall be responsible for all costs of transport of the fiber optic capacity from the point of termination in the shelter used by Pathnet to BNSF's desired point of termination.

     (c) The fiber optic capacity described in this Section 8 (including use of the fibers addressed in Section 8(e)) may be utilized by BNSF and its Affiliates (excluding any such Affiliate that competes in the telecommunications business) for their respective internal communications only. The capacity made available to BNSF by the terms of this Section 8 may not be sold, assigned, leased, licensed, or otherwise made available to third-parties, or used in connection with any telecommunications business. Notwithstanding the foregoing, BNSF is discussing an agreement with a cellular telecommunications carrier that gathers BNSF operational data, aggregates the BNSF operational data with its own commercial cellular traffic, and delivers the BNSF operational data to BNSF facilities. BNSF may allow the cellular telecommunications carrier or partnership to use a portion of BNSF's retained fiber optic capacity as described in this Section 8 in connection with the foregoing agreement. In addition, BNSF may permit this one or other cellular telecommunications carriers or partnerships to use any amount of additional fiber optic capacity as described in this Section 8 for similar arrangements in the future. Any cellular telecommunications carrier or partnership who utilizes BNSF's retained fiber optic capacity in this way shall pay to Pathnet a charge equal to [***] of the charge that Pathnet then is offering for sales of like capacity in like markets."

     (c) In the event that Pathnet permanently discontinues telecommunications services or capacity of which BNSF is using a portion, Pathnet will provide sixty (60) days prior written notice to BNSF to permit BNSF to try to obtain replacement capacity.

     (e)(1) Subject to the conditions set forth in this Section 8(e), BNSF may require, in addition to the fiber optic capacity detailed in Section 8(b) through 8(d), by notice in writing delivered to Pathnet no later than forty-five
(45) days after Pathnet's submission of Proposed Construction Plans respecting any portion of the Fiber Optic Facilities, that Pathnet install [***] fibers in those Fiber Optic Facilities, at Pathnet's sole cost, which [***] fibers shall be an improvement to property of BNSF, from the Pathnet node site to a point along the route of the Fiber Optic Facilities closest to BNSF's telecommunications facility (hereinafter referenced as an "End Link"). These [***] fibers shall be the same fiber type as that then being installed in those Fiber Optic Facilities for Pathnet's own use, or to lease or sell capacity to others, and, at Pathnet's sole discretion, may be contained within the same cable sheath as Pathnet's fibers or within a separate cable sheath. Pathnet shall be responsible for the maintenance of, and repair of these fibers for the term of this Lease, so long as some fibers on the Premises, other than these [***] fibers, are being maintained. Each End Link shall include a separate BNSF handhole or manhole to be provided to BNSF, at Pathnet's sole cost, which shall be an improvement to property of BNSF, to terminate and/or provide connection to BNSF's telecommunications facility. Pathnet shall not be obligated to provide fibers to BNSF in any End Link that is longer than [***] miles, nor shall Pathnet be obligated to alter the planned route of the Fiber Optic Facilities, except where BNSF has agreed in writing in advance to pay Pathnet's incremental costs, including overhead, of extending any fibers more than [***] miles or altering the planned route of the Fiber Optic Facilities. If BNSF first required Pathnet to extend an End Link after Commencement of Construction on the Rail Corridor segment where the End Link is located, BNSF shall reimburse Pathnet for all such incremental costs, including overhead. Pathnet shall perform such installation unless, in Pathnet's reasonable judgment, performance thereof would materially adversely affect the Fiber Optic Facilities or Pathnet's schedule for completion of Initial Construction.

     (e)(2) Where BNSF requests an End Link on any corridor in BNSF's current rail network, as defined in Section 8(a), Pathnet shall provide two 23-inch racks, and space therefore, and adequate supporting electrical service, in equipment shelters at terminal and junction sites on any BNSF Rail Corridor. Where BNSF requests fiber optic capacity off of a corridor in BNSF's current rail network, as defined in Section 8(a), Pathnet will make the requested capacity available to BNSF at no charge, and BNSF shall be responsible to pay the local exchange company to obtain the space, equipment and connection service that BNSF requires.

     (f) In addition to the capacity to which BNSF is entitled under the terms of this Section 8, BNSF shall have the right to purchase capacity on any portion of Pathnet's network on terms no less favorable than Pathnet is then offering for sales of like capacity and product over like distances in like markets.

            9.    Construction and Operation of Fiber Optic Facilities.

                      (a) (1) BNSF  shall  make  available  for  inspection  and copying by Pathnet, at Pathnet's sole cost: (i) maps of BNSF's Rail Corridor, and lists and/or center diagrams indicating the approximate location and nature of all bridges and locations of all tunnels, overpasses and other significant railroad structures located on the Rail Corridor; (ii) available engineering documents in BNSF's possession (including profiles, lengths, internal diameter, etc.), that relate to bridges, overpasses or tunnels on the Rail Corridor, which Pathnet reasonably requests in connection with its activities to Construct and Operate the Fiber Optic
                  Facilities; and (iii) maps, agreements (redacted to remove confidential business terms) or other documents showing the identity, location, rights and nature of other known users or owners of portions of the Rail Corridor whose use, rights or ownership Pathnet and BNSF reasonably determine would cause title, possession or operational problems or cost to Pathnet (including, without limitation, reversion rights of underlying fee owners and, exclusivity rights of third parties); and (iv) other such documentation or information reasonably requested by Pathnet to assist Pathnet in its activities to Construct and Operate the Fiber Optic Facilities and which, in the opinion of BNSF, relates to or impacts upon the development of Fiber Optic Facilities; all to the extent that (i) through
                  (iv) are readily and available from the records of BNSF or its outside contractors charged with retaining such records, can be located by BNSF in a reasonable search, and are not confidential and proprietary to BNSF or third parties, and if they are made available to Pathnet without determining what is confidential or proprietary to BNSF, Pathnet shall keep such information confidential and proprietary and shall not use it for any purpose other than as set forth herein. The availability of all such maps or documents shall not be considered a guarantee or warranty that such maps or documents are accurate or complete. The absence of markers, monuments or maps indicating the present of subterranean facilities, whether belonging to BNSF or otherwise, shall not constitute a warranty or representation by BNSF that none exist. Pathnet accepts this Lease with full cognizance of the potential presence of the various claims, restrictions and physical conditions described herein, acknowledging that Pathnet's costs to Construct and Operate the Fiber Optic Facilities may increase by reason thereof. Any failure by BNSF to provide such documents shall not subject BNSF to any liability, costs, expenses, damages, losses, or claims to Pathnet or any of the Pathnet Parties, except to the extent of failures due to gross negligence or willful misconduct.

                      (2) Pathnet recognizes that any BNSF documents supplied by
                  BNSF were not prepared for use as real estate title maps. BNSF does not represent or suggest that the property lines and Rail Corridor boundary lines shown on such documents are accurate or that any other information contained on such documents is correct.

                      (b) Prior to commencing construction of the Fiber Optic
                  Facilities, Pathnet, at its sole cost and risk, shall submit to BNSF four sets of prints showing in detail the proposed initial construction of all Fiber Optic Facilities on the Premises, including every proposed element, item of equipment and improvement included therein that Pathnet plans to locate on the Premises, which prints shall be referenced herein as "Proposed Construction Plans". Where Fiber Optic Facilities extend over a route longer than 150 miles, Pathnet shall submit Proposed Construction Plans to BNSF for each 150 mile segment, as and when they are ready, and shall use its best efforts to avoid any single submission of such Proposed Construction Plans for a segment longer than 150 miles.

                      (c) (1) BNSF shall review the Proposed Construction Plans, and may disapprove them, or propose changes, but any disapproval or proposed change must be made in writing and delivered to Pathnet within thirty (30) days of the date BNSF receives such plans. Pathnet acknowledges that if BNSF does not disapprove the Proposed Construction Plans, or propose any changes to them, this does not constitute a determination by BNSF that there are no design defects in such plans or that Fiber Optic Facilities built in accordance with such plans could be built or operated safely. If BNSF disapproves the Proposed Construction Plans because it determines that construction and/or maintenance of the Fiber Optic Facilities likely would interfere with BNSF's rail operations or create a safety hazard and that the Fiber Optic Facilities cannot be located within BNSF's Rail Corridor for a specified distance, and Pathnet then determines that the cost of locating its Fiber Optic Facilities off of BNSF's Rail Corridors would be significantly higher for Pathnet and so notifies BNSF, then BNSF shall make reasonable efforts to work with Pathnet to determine if there is a way to locate the Fiber Optic Facilities somewhere on BNSF's Rail Corridor without interfering with BNSF's rail operations or creating a safety hazard. If BNSF disapproves all or any part of the Proposed Construction Plans, BNSF, at the time of such disapproval, shall provide to Pathnet a written explanation of the reasons for disapproval and suggested cures, if any. Pathnet then shall submit revised Proposed Construction Plans, which shall be subject to the same review procedures just described. Once the thirty (30) day period described above has expired and BNSF has not disapproved the Proposed Plans (or the revised Proposed Plans, if applicable), the same shall be the "Final Construction Plans" which term shall also include any subsequent modifications to the Plans as provided herein. Pathnet shall not commence construction of the Fiber Optic Facilities along any portion of the Rail Corridor in each instance until it has received written notice from BNSF that BNSF does not disapprove the Final Construction Plans.

                        (2) If at any time Pathnet desires to amend the Proposed
                  Construction Plans or the Final Construction Plans, Pathnet must submit four sets of prints showing such amendment to BNSF in the same manner described for submission of the Proposed Construction Plans. If such amendment is not modified or disapproved by BNSF in the manner specified for modification or disapproval of Proposed Construction Plans, the Final Construction Plans will be deemed as of such time to incorporate such amendment

                   (d) In  constructing  the Fiber  Optic  Facilities,  and with respect to all entries onto the Rail Corridor by Pathnet and the Pathnet Parties to Construct and

                  Operate the Fiber Optic Facilities, or for any other purpose, Pathnet shall coordinate with BNSF, with the understanding that BNSF's presence and activities on the Rail Corridor for any purpose, except as limited by the Fiber Optic Access Agreement, shall have priority over Pathnet's activities under this Lease.

                        (e) The  Construction  Schedule shall be used by Pathnet
                  and BNSF to coordinate personnel, activities and train movements. Pathnet shall amend the Construction Schedule, as required, to reflect any and all schedule changes and shall furnish promptly to BNSF any amended Construction Schedule. BNSF may rely on the Construction Schedule to schedule flagmen and other BNSF personnel whose duties require them to accompany personnel constructing the Fiber Optic Facilities.

                        (f) If,  at any  time it  appears  to BNSF  that  BNSF's
                  tracks may be "Fouled" (defined in this Lease to mean the presence of equipment and/or personnel of Pathnet or any of the Pathnet Parties on a railroad track or within twenty-five
                  (25) feet of the centerline of any railroad track) in connection with the exercise of Pathnet's rights under this Lease, BNSF personnel may be provided, at BNSF's option, to accompany Pathnet and/or any of the Pathnet Parties who may Foul BNSF's tracks. Pathnet shall bear the entire cost associated with such BNSF personnel, regardless of whether such personnel are actually utilized in a particular case, and Pathnet agrees promptly to pay all invoices for such personnel that are submitted to it by BNSF. The failure of BNSF to furnish such personnel shall not relieve Pathnet, or any of the Pathnet Parties, of any obligations or liabilities it or they otherwise have assumed hereunder.

                        (g) Pathnet, and all Pathnet Parties, who are or will be
                  involved in any activities or presence permitted under this Lease on or near the Rail Corridor, shall comply with all applicable BNSF safety rules and regulations, as set forth in Exhibits "C" and "C-1" attached hereto. BNSF shall pay for any such materials or safety training personnel (but Pathnet shall pay any BNSF safety contractor's cost, including the cost of any instructors); Pathnet shall pay salaries, any travel expenses or other costs for Pathnet, and any and all such Pathnet Parties, to receive such safety training.

                        (h) As promptly as possible,  but in no event later than
                  six months after each segment of the Fiber Optic Facilities is installed, Pathnet shall furnish to BNSF "As Built" Fiber Optic Facilities drawings.

                        (i) During and in  furtherance  of completion of Initial
                  Construction, Pathnet and the Pathnet Parties, subject to BNSF's prior written approval, may use, as required, and at no additional charge, available portions of the Rail Corridor, as identified by local BNSF personnel, for the purpose of allowing Pathnet, or any of the Pathnet Parties, to erect, at its sole cost and risk, temporary structures and fences to protect Pathnet's material or equipment necessary for the construction of the Fiber Optic Facilities, including staging of construction activities and storage of materials, provided that such structures and fences: (i) shall not interfere with, or disrupt in any way, other than in a manner approved in advance by BNSF, any operations conducted by BNSF, or any activities of third parties, on the Rail Corridor; and (ii) to the extent reasonably feasible, shall be as shown and described in the Final Construction Plans. Pathnet shall restore any land used for such structures and fences substantially to its previous condition before Initial Construction is complete, reasonable wear and tear and casualty excepted, and shall remove all such structures, fences, equipment and material placed thereon by Pathnet, or any of the Pathnet Parties, before Initial Construction is complete. In the event Pathnet does not comply with the foregoing sentence, BNSF, following reasonable advance notice to Pathnet, may take the actions specified in that sentence, and Pathnet shall reimburse to BNSF all cost incurred by BNSF in taking such actions.

                        (j) Subject to BNSF's approval and execution by the applicable utility company of a BNSF standard form right of entry permit, Pathnet may bring electrical power and other utilities to the Fiber Optic Facilities. Pathnet shall make its own arrangements, at its sole cost and risk, to obtain all electrical power and other utilities or services necessary to Construct and Operate the Fiber Optic Facilities, and Pathnet shall indemnify, defend and hold BNSF harmless against any liability to any utility or service company arising out of utilities or services ordered or used by or on behalf of Pathnet, except to the extent caused by the gross negligence or willful misconduct of BNSF or its agents or contractors, or any of their employees. Utilities and services needed by Pathnet at each junction or repeater site shall be as shown and described in the Final Construction Plans and shall be part of Fiber Optic Facilities for purposes of this Lease. If the location of such utilities or services serving the Fiber Optic Facilities must be changed because of its interference to BNSF railroad purposes or industrial development related to railroad purposes, BNSF shall notify Pathnet and Pathnet promptly shall relocate the affected Fiber Optic Facilities, at Pathnet's sole cost, in a manner satisfactory to BNSF.
                  Power sources installed by Pathnet shall be part of the Initial Construction.

                        (k) Pathnet,  at its sole cost and risk,  shall  furnish
                  all materials, supervision, labor, parts, components, equipment and structures necessary to Construct and Operate the Fiber Optic Facilities, or any part thereof, in accordance with this Lease. Any and all work by Pathnet and/or a Pathnet Party under the authority of this Lease shall be done in a good and workmanlike manner, in conformity with the Final Construction Plans, and shall comply with all applicable engineering, safety, and other statutes, laws, ordinance, regulations, rules, codes, orders or specifications of any public body or authority having jurisdiction over the Fiber Optic Facilities or BNSF's rail operations, including, but not limited to, the Federal Communications Commission and the Federal Railroad Administration.

                        (l) All  installations by Pathnet and/or a Pathnet Party
                  under the authority of this Lease must meet or exceed applicable specifications of the public authority of the state in which the installation is located and must be in compliance with all existing federal, state or local laws, ordinances, and regulations. In no case shall any part of the Fiber Optic Facilities be located in a manner that will interfere with the presence or activities of BNSF, or any third parties acting within their rights on the Rail Corridor as they exist on the date of this Lease. The manner of, and the equipment and devices to be used for, any installation, relocation or removal of the Fiber Optic Facilities, shall be reviewed in advance by BNSF, as set forth herein.

                        (m) Fiber Optic  Facilities may be installed by Pathnet,
                  at its sole cost and risk, on bridges or other water crossings on the Rail Corridor by attachment to BNSF's fixed or movable bridges or crossing structures, as available, as agreed by BNSF and Pathnet, as shown in the Final Construction Plans.

                        (n) Installation of Fiber Optic Facilities under public roadways shall be at Pathnet's sole cost and risk, at a location and depth as agreed to by BNSF, as shown on the Final Construction Plans.

                        (o) Installation of Fiber Optic Facilities crossing over
                  or under other existing facilities in the Rail Corridor shall be located and installed, at Pathnet's sole cost and risk, in accordance with conditions set forth in this Section 9, and applicable requirements of the owner of each such facility. If, in the course of any activity that Pathnet is authorized to undertake under the terms of this Lease, any changes in any pipelines, sewers, conduits, fences, power, signal or communication lines or other utility, facility or Railroad Facilities is necessary (either temporary or permanent), such change shall require prior review by BNSF, and a letter from BNSF indicating that it does not disapprove such change, and all other necessary approvals from third parties. Pathnet shall indemnify, defend and hold BNSF harmless against all claims from any third party relating to any such activity.

                        (p) All  cranes,  lifts,  drilling  equipment,  or other
                  machinery that is to be operated in the vicinity of any Rail Facilities, electric transmission lines or other facilities in connection with Initial Construction or any other activity that Pathnet is authorized to undertake under the terms of this Lease, shall be electrically grounded in a manner reviewed by, and not disapproved by, BNSF. Pathnet acknowledges that if BNSF does not disapprove such plans this does not constitute a determination by BNSF that such plans or activities are safe. All personnel of Pathnet and any of the Pathnet Parties that are operating such cranes, lifts, drilling equipment, or other machinery shall have appropriate and sufficient experience in operating of the machinery being used, and Pathnet shall be prepared to certify the extent of this experience upon request by BNSF.

                        (q) If Pathnet,  or any of the Pathnet  Parties,  acting
                  under the authority granted by this Lease, discovers any scientific or historic artifacts, Pathnet immediately shall notify BNSF of such discovery and shall protect such artifacts until they are identified and removed by the appropriate authorities.

                        (r) BNSF shall  have the right to verify by  inspection,
                  at the sole cost of Pathnet, that the location of the work and the materials constituting the Initial Construction, or used operation of the Fiber Optic Facilities, are in compliance with the Final Construction Plans. BNSF shall give Pathnet reasonable notice of such inspections, and Pathnet, at its option, may designate a representative to accompany BNSF's representative on such inspections. If, following an inspection, BNSF reasonably determines that Pathnet is conducting activities that do not comply with the approved Final Construction Plans, the parties hereto shall meet promptly to discuss the situation and determine a remedy satisfactory to BNSF. If BNSF is not satisfied with the remedy selected at such meeting, and its subsequent implementation, Pathnet's rights to Construct and Operate Fiber Optic Facilities shall be suspended entirely until the parties have settled on a remedy that is satisfactory to BNSF. The provisions of Section 7 shall apply to any suspension of work pursuant to this Section.

                        (s) BNSF's expenses for any work performed for or at the
                  expense of Pathnet pursuant to the terms of this Lease shall be paid by Pathnet promptly upon Pathnet's receipt of each itemized bill therefor. Expenses so billed by BNSF shall be only those attributable to the work performed and shall include, without limitation, cost of labor (whether performed by BNSF or a contractor of BNSF) and supervision, necessary travel or transportation expenses, lodging, meals, equipment rental, materials, and any freight and handling charges on materials used, plus standard additives A list of standard additives then in effect will be provided to Pathnet with any billing containing such activities.

                        (t) Pathnet, at its sole cost and risk: (i) shall secure
                  and maintain in effect all federal, state, and local permits, licenses, platting, subdivisions, and/or zoning approvals or any other land use requirement that is required to Construct and Operate the Fiber Optic Facilities, including, without limitation, crossing, zoning, building, health, environmental, and communication permits and licenses, and Pathnet, at its sole cost and risk, shall satisfy any and all conditions required to obtain, maintain and comply with any required permit, license or zoning approval or any other land use requirement; and (ii) shall indemnify, defend and hold harmless BNSF from and against payment of the cost therefor, and against any fines or penalties that may be levied for failure to procure, maintain or to comply with any such permits, licenses and/or zoning, or any other land use requirement as well as any remedial costs incurred by BNSF in curing any such failure. BNSF shall cooperate with Pathnet in securing and maintaining any such permits or licenses, and Pathnet shall reimburse any reasonable out-of-pocket costs of BNSF in providing such cooperation..

                        (u) Any environmental  impact statements required by any
                  governmental agency in connection with any activity of Pathnet to Construct and Operate the Fiber Optic Facilities shall be prepared by Pathnet at Pathnet's sole cost and risk, and Pathnet, at its sole cost and risk, shall comply with any conditions required by any applicable government authority in connection with, or following from, any environmental impact statement.

                        (v) BNSF shall  cooperate with Pathnet,  as requested by
                  Pathnet, at no out-of-pocket cost to BNSF, in Pathnet's efforts to obtain and maintain any permits, licenses or approvals of government agencies or authorities, or any approvals of any necessary third parties, for the use of any structures or facilities (including streets, roads or utility poles) along portions of the Rail Corridor. The provisions of this paragraph will not be deemed to require BNSF to expend significant internal resources.

            10.   Entry Notice.

                        (a) During progress of the Initial Construction, Pathnet
                  shall give BNSF at least five days' written notice before initial entry by Pathnet, or any of the Pathnet Parties, upon any portion of the Rail Corridor.

                        (b) After completion of Initial Construction,  any entry
                  by Pathnet or any Pathnet Party onto the Rail Corridor that does not constitute Routine Maintenance and Operation (defined later herein) of the Fiber Optic Facilities, or is not related to an Emergency (defined later herein) shall require: (i) advance written notice from Pathnet to BNSF not less than ten days prior to such planned entry, such notice to specify the purpose of the entry; (ii) if entry involves any new construction, reconstruction, or removal of Fiber Optic Facilities, four (4) sets of prints showing in detail such proposed new construction, reconstruction, or removal; and
                  (iii) approval by BNSF, which approval shall not be unreasonably withheld or delayed, taking in account the nature of the proposed entry. As used herein, "Routine Maintenance and Operation" shall mean maintenance and operation by Pathnet and/or a Pathnet Party of the Fiber Optic Facilities that does not require any: (i) excavation of soil that could alter or disturb, or threaten the support of, or ability to use, any Rail Facility; (ii) use of heavy machinery within 50 feet of any railroad track; or (iii) an activity or presence which results in a Fouled railroad track. As used herein,
                  "Emergency" shall mean that service on the Fiber Optic Facilities has been interrupted or significantly disrupted or such interruption is reasonably likely, or that there is a material adverse threat to the integrity of Pathnet's fiber optic network, in circumstances that make it impractical for Pathnet or any Pathnet Party to give BNSF normal advance written notice of entry onto BNSF's Rail Corridor.

                        (c) During Routine  Maintenance  and Operation,  Pathnet
                  and/or any Pathnet Party may enter the Rail Corridor without notice to BNSF, for the sole purpose of Routine Maintenance and Operation; provided, however, that: (i) if any entry for such purpose is likely to result in a Fouled railroad track, Pathnet shall give BNSF written notice of the places where and the manner in which entry is required not less than two (2) days, and not more than seven (7) days, prior to such entry; and (ii) without BNSF's prior consent, which shall not be unreasonably withheld, neither Pathnet nor any Pathnet Party shall enter the Rail Corridor at any place where BNSF previously has disapproved entry.

                        (d) In the event of an  Emergency,  Pathnet  and/or  any
                  Pathnet Party may enter the Rail Corridor without notice to BNSF, for the sole purpose of dealing with the Emergency; provided, however, that: (i) if any entry for such purpose is likely to result in a Fouled railroad track, Pathnet shall obtain verbal or written approval from BNSF prior to such entry, promptly followed by written confirmation of such approval, which may be provided within 24 hours after Pathnet has addressed the Emergency; (ii) if any entry for such purpose is likely to require the excavation of soil that could alter or disturb, or threaten the support of or ability to use, any Rail Facility, or would involve the use of heavy machinery within 50 feet of any railroad track, Pathnet shall give BNSF verbal or telephonic notice of the places where, and the manner in which, entry is required prior to such entry, promptly followed by written confirmation which shall be obtained within 24 hours after Pathnet has addressed the Emergency. and (iii) without BNSF's prior consent, which shall not be unreasonably withheld, neither Pathnet nor any Pathnet Party shall enter the Rail Corridor at any place where BNSF previously has disapproved entry. Both parties acknowledge that an Emergency involving a derailment or other similar situation could cause significant damage to both parties, and that both parties will need to respond promptly and effectively to the situation. Subject to (i), (ii) and (iii) above, in the event of an Emergency involving a derailment or other similar situation, BNSF agrees that it will not prohibit Pathnet from responding to the situation as appropriate to repair or protect the Fiber Optic Facilities, provided that Pathnet does not interfere with BNSF's rail operations or related activities. The parties will cooperate with one another to enable each party to take appropriate response action as promptly and effectively as possible.

            11. Maintenance of Premises and Fiber Optic Facilities. BNSF shall not be responsible for maintenance of any Fiber Optic Facilities, or for clearing or removal of trees, shrubs, plants, ice, snow or debris from the Premises. Pathnet shall be responsible to remove from the Rail Corridor any debris resulting from any of the activities of Pathnet or any of the Pathnet Parties acting under the authority of this Lease.

            12.   Track Support: Materials Storage.

                  (a) During any work by Pathnet or any of the  Pathnet  Parties pursuant to this Lease, Pathnet shall ensure that all tracks, supporting structures and roadbed of BNSF is supported in such manner as is necessary for the safe operation of BNSF without any slower speed or other train operating restrictions and, upon completion of such work, Pathnet shall ensure that all such tracks, supporting structures, and the roadbed are returned to their pre-existing condition, all at Pathnet's sole cost.

                  (b) Except as  expressly  set forth in the Final  Construction
            Plans, Pathnet shall not store or temporarily place any goods, materials, or equipment on the Rail Corridor: (i) near a highway or private grade crossing in such a manner as to interfere with the sight distance of anyone approaching such crossing; (ii) within fifteen feet of the end of any tie in any railroad track; or (iii) within such greater distance as required by an applicable government authority. Notwithstanding any other provision in this Lease, Pathnet shall not store or temporarily place fuel or any Hazardous Substance (as defined later herein) on the Rail Corridor, other than as may be approved in writing in advance by BNSF. If Pathnet knowingly discovers any Hazardous Substances on the Premises, Pathnet will promptly notify BNSF, suspend or relocate activities that would disturb the Hazardous Substance, and permit BNSF to take appropriate actions. BNSF will respond promptly to any such situation.

            13. Facility Location Signs. Pathnet, at its sole cost and risk, shall furnish, erect, and thereafter maintain signs showing the location of all underground Fiber Optic Facilities. The size, form, color, text, location, and spacing of such signs shall be subject to advance review by BNSF, and such signs shall be in conformance with standard industry practices and shall be considered part of the Fiber Optic Facilities.

            14.   Relocations.

                  (a) If BNSF  determines  that the location of any of the Fiber
            Optic Facilities must be changed due to either: (i) relocation or placement of any Rail Facilities; (ii) rail operating improvements for BNSF (or for any other party offering rail service in the Rail Corridor via rights granted or conveyed by BNSF); (iii) locating or modifying a rail customer's facilities, buildings or other improvements along BNSF's rail route, or locating or modifying any facilities, buildings or other improvements for railroad purposes or industrial development related to railroad purposes; or (iv) any reason beyond the control of BNSF, BNSF shall notify Pathnet of such plans and shall use reasonable efforts to secure an alternative location for the Fiber Optic Facilities within the Rail Corridor, in light of BNSF's business assets, plans and activities and the rights of third parties in the Rail Corridor, or to provide Pathnet with an opportunity to protect its Fiber Optic Facilities if Pathnet may do so without interference with the situation requiring relocation; provided however, BNSF shall not be obligated to spend any money, or incur any liabilities, to secure such an alternative location. If such alternative location is found on the Rail Corridor, Pathnet shall move the affected Fiber Optic Facilities to such alternative location, at Pathnet's sole cost and risk, as soon as practicable. If a location for Fiber Optic Facilities cannot be found on the Rail Corridor, Pathnet shall move the affected Fiber Optic Facilities off of the Rail Corridor as soon as practicable, at Pathnet's sole cost and risk.

                  (b) In the event BNSF  desires  that Pathnet also move certain
            Rail Facilities (excluding tracks and track structures) simultaneously with moving its Fiber Optic Facilities, BNSF shall so notify Pathnet in writing, and Pathnet shall move such Rail Facilities and shall invoice BNSF for the reasonable, actual incremental costs, including reasonable overhead costs, that are incurred by Pathnet in moving such Rail Facilities.

                  (c) If  BNSF  desires  to  relocate  any of  the  Fiber  Optic
            Facilities in order to accommodate a third party (other than as set forth in Section 14(a)), BNSF shall so notify Pathnet, and Pathnet promptly thereafter shall submit to BNSF a reasonable, detailed, itemized estimate, including reasonable contingencies ("Estimate") of its anticipated reasonable actual costs to relocate such Fiber Optic Facilities (including reasonable overhead costs not to exceed ten percent (10%) of actual costs). Upon receiving from BNSF fifty percent of the amount of the Estimate, Pathnet shall proceed, as expeditiously as feasible under the circumstances, to relocate those Fiber Optic Facilities at a cost not to exceed one hundred ten percent (110%) of the Estimate. Upon completion of such relocation, and submission to BNSF of invoices documenting all costs thereof, BNSF promptly shall pay the balance of such costs to Pathnet.

                  (d) Pathnet  acknowledges  that BNSF's ownership rights in all or certain portions of the Rail Corridor may terminate, or revert, if BNSF ceases to use the Rail Corridor for rail transportation purposes, or, in some cases if BNSF uses the Rail Corridor for a purpose inconsistent with rail transportation purposes, or for other reasons, such as termination of franchise rights, and that if this occurs, Pathnet might be required either to relocate its Fiber Optic Facilities or acquire from the appropriate party the right to continue to use the Fiber Optic Facilities. BNSF shall have no obligation not to abandon rail service over all or any portion of the Rail Corridor, no obligation not to use the Rail Corridor for a purpose inconsistent with rail transportation purposes, and no obligation to extend the term of BNSF's franchise rights or ownership rights in the Rail Corridor.

            15. Condemnation. In the event that any portion of the Premises becomes the subject of condemnation proceedings, BNSF shall make reasonable efforts to notify Pathnet promptly. Pathnet's interest in the personal property, improvements, and facilities comprising the Fiber Optic Facilities shall be valued separately from BNSF's ownership interest in the Fiber Optic Facilities and the Premises, and BNSF and Pathnet shall seek to have any condemnation award, or sale in lieu of condemnation, apportioned between Pathnet and BNSF based on the relative value of their specific ownership interests in the Fiber Optic Facilities and the Premises.

            16. Conveyance of Rail Corridor. In the event BNSF conveys all or any portion of the Rail Corridor, in circumstances not covered by Section 14 or
Section 15 of this Lease, such conveyance shall be subject to any existing rights of Pathnet under this Lease and the Fiber Optic Access Agreement, to the extent permitted by applicable laws and agreements entered into prior to the date of this Lease.

            17. Compliance with Laws. Pathnet, in exercising any and all rights under this Lease, shall comply with all applicable laws, regulations, ordinance, rules, decisions and orders ("Laws") applicable to Pathnet and/or the Fiber Optic Facilities, or resulting from the exercise of Pathnet's rights, and shall have the sole responsibility for all costs and risks associated with such compliance. Pathnet shall indemnify, defend and hold harmless BNSF against any claims, damages, costs, fines or penalties arising in any way from Pathnet's breach of this Section 17.

            18. Liability: Indemnification. PATHNET HEREBY RELEASES BNSF FROM, AND AGREES TO INDEMNIFY, DEFEND, PROTECT, AND HOLD BNSF HARMLESS AGAINST, ANY AND ALL CLAIMS, SUITS, JUDGMENTS, LIABILITIES AND EXPENSES (INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RELATED TO:

            (1) ANY LOSS OF AND/OR DAMAGE TO THE REAL OR PERSONAL PROPERTY OF BNSF, PATHNET OR THIRD PARTIES AND ANY LOSS AND/OR DAMAGE ON ACCOUNT OF INJURY TO, OR DEATH OF, ANYONE, CAUSED BY OR GROWING OUT OF PATHNET'S, OR ANY PATHNET PARTY'S PRESENCE OR ACTIVITIES ON OR NEAR THE RAIL CORRIDOR, REGARDLESS OF ANY NEGLIGENCE OF BNSF OR ANY PARTY THEN PERFORMING AS A CONTRACTOR OR AGENT OF BNSF, EXCEPT TO THE EXTENT (AND ONLY TO THE EXTENT) THAT SUCH LOSS OR DAMAGE IS PROXIMATELY CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BNSF OR SUCH CONTRACTOR OR AGENT OF BNSF;

            (2) (i) EXCEPT IN  CONNECTION  WITH THE FIBERS  AND  CAPACITY  TO BE
PROVIDED TO BNSF, SERVICE INTERRUPTION, CESSATION, OR UNRELIABILITY OF THE FIBER OPTIC FACILITIES CAUSED BY ANY PERSON, REGARDLESS OF ANY NEGLIGENCE OF BNSF OR ANY PARTY THEN PERFORMING AS A CONTRACTOR OR AGENT OF BNSF, EXCEPT TO THE EXTENT (AND ONLY TO THE EXTENT) THAT SUCH SERVICE INTERRUPTION, CESSATION OR UNRELIABILITY WAS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF BNSF OR SUCH CONTRACTOR OR AGENT OF BNSF, OR (ii) EXCEPT IN CONNECTION WITH THE FIBERS AND CAPACITY TO BE PROVIDED TO BNSF, LIBEL, SLANDER, INFRINGEMENT OR COPYRIGHT, OR UNAUTHORIZED USE OF ANY TRADEMARK, TRADE NAME, OR SERVICE MARK, ARISING OUT OF THE MATERIAL, DATA, INFORMATION OR OTHER CONTENT TRANSMITTED OR RECEIVED OVER THE FIBER OPTIC FACILITIES, IN EACH CASE REGARDLESS OF WHETHER SUCH CLAIMS, SUITS, JUDGMENTS, OR LIABILITIES ARISE FROM NEGLIGENCE, ACTIONS, OR INACTION OF BNSF, OR ANY PARTY USING THE RAIL CORRIDOR WITH PERMISSION OF BNSF; AND

            (3) ANY BREACH OF THE TERMS OF THIS LEASE BY PATHNET OR ANY OF THE PATHNET PARTIES.

            WITHOUT LIMITATION OF ANY OF THE FOREGOING, PATHNET HEREBY AGREES TO INDEMNIFY, DEFEND, PROTECT AND HOLD BNSF HARMLESS FROM AND AGAINST ANY AND ALL LOSS, DAMAGE, COST AND EXPENSE SUSTAINED, SUFFERED, OR INCURRED BY BNSF AS A RESULT OF THE EXISTENCE OF ANY HAZARDOUS SUBSTANCE WITHIN THE RAIL CORRIDOR TO THE EXTENT CAUSED BY, CONTRIBUTED TO, EXPOSED BY OR AGGRAVATED BY PATHNET OR ANY PATHNET PARTY. HAZARDOUS SUBSTANCE AS USED HEREIN SHALL MEAN MATERIAL OR CONTAMINATION IN VIOLATION OF ANY APPLICABLE ENVIRONMENTAL LAW, ORDER, DECISION OR REGULATION.

            19.   Insurance.

                  (a) Pathnet,  prior to entering onto the Rail  Corridor  shall procure the following insurance, covering all of the work and services to be performed hereunder by Pathnet, which shall remain in effect for so long as such party has any personnel, property or facilities on, or having a right to be on, the Rail Corridor, at their sole cost:

                      (1) Workers' Compensation and Employers Liability Insurance in an amount of at least $1,000,000, covering the entire liability of Pathnet, as determined by the compensation laws of the State in which the work is performed, but if optional under State law the insurance must cover all employees anyway, or the federal workmen's compensation laws as applicable. THE CERTIFICATE MUST CONTAIN A SPECIFIC WAIVER OF THE INSURANCE COMPANY'S SUBROGATION RIGHTS AGAINST THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY.

                      (2) Commercial  General  Liability  insurance and umbrella liability insurance covering liability, including but not limited to Public Liability, Personal Injury, Property Damage, and Contractual Liability with combined coverage of at least $21,000,000 per occurrence and a general aggregate of at least $21,000,000. Where explosion, collapse, or underground hazards are involved, the X, C and U exclusions must be removed from the policy;

                      (3) Automobile Liability insurance, including bodily injury and property damage, with coverage of at least $1,000,000 combined single limit or the equivalent covering any and all vehicles owned, used or hired by Pathnet;

                      (4) All Risk Property Damage insurance covering all of the property of Pathnet on a replacement cost basis including property in their care, custody or control and first party pollution clean up. The first party pollution clean up shall include, at a minimum, debris removal and cost of clean up on a named perils basis. Such insurance shall contain a waiver of subrogation in favor The Burlington Northern and Santa Fe Railway Company.

                      (5) Pollution  Liability coverage in an amount of not less than $2,000,000 per occurrence and in the aggregate and shall include coverage for: (a) bodily injury, sickness, disease, mental anguish or shock sustained by any person, including death; (b) property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and (c) defense including loss adjustment costs, charges and expenses incurred in the investigation adjustment or defense of claims for such compensatory damages.

                      (6) If  Pathnet  requires  disposal  of any  hazardous  or non-hazardous materials off of their property, Pathnet shall utilize only a fully licensed and qualified disposal company.

                      (7) Railroad  Protective  Liability  insurance  naming The
                  Burlington Northern and Santa Fe Railway Company as the Named Insured with coverage of at least $5,000,000 per occurrence and $10,000,000 in the aggregate. Coverage shall be issued on a standard ISO for CG 00 35 01 96 and endorsed to include ISO for CG 28 31 10 93 and the Limited Seepage and Pollution Endorsement.

            All insurance shall be placed with insurance companies licensed to do business in the States in which the work is to be performed, and with a Best's Insurance Guide Rating of A- and Class VII, or better.

            If any work is to be performed within 50 feet of railroad property, then the insurance must provide for coverage of incidents occurring within fifty (50) feet of railroad property, and any provision to the contrary (including any limitation regarding the definition of an insured contract) in the insurance policy must be specifically deleted.

            To the extent obtainable, with respect to any incident on or along the Rail Corridor, in all cases except for Workers' Compensation, the certificate must specifically state that "THE BURLINGTON NORTHERN AND SANTA FE RAILWAY COMPANY IS AN ADDITIONAL INSURED." The Additional Insured endorsement shall, at a minimum, include coverage for the general supervision performed by BNSF.

            Any coverage afforded BNSF, the Certificate Holder, as an Additional Insured shall apply as primary and not excess to any insurance issued in the name of BNSF.

                  (b) Before commencing any work hereunder, Pathnet shall furnish to BNSF, Certificate of Insurance on the form prescribed by BNSF, evidencing the issuance to Pathnet of the policies of insurance providing the types of insurance and limits of liability prescribed above, and amending the cancellation clause to certify that BNSF shall be given not less than 30 days' written notice prior to any material change, substitution or cancellation prior to normal expiration dates. Cancellation or expiration of any of said policies of insurance shall not preclude BNSF from recovery thereunder for any liability arising under this Agreement.

            If any coverage is purchased on a "claims made" basis, Pathnet hereby agrees to maintain coverage in force for a minimum of three years after expiration, cancellation or termination of this contract. Pathnet shall provide evidence annually of such coverage as required hereunder.

                  (c) Pathnet Parties shall procure and maintain insurance as outlined in Exhibit C-1.

                  (d) It is mutually  understood and agreed that the purchase of insurance as herein provided shall not in any way limit the liability of the Pathnet or Pathnet Parties to BNSF, as herein set forth.

            20.   Liens.

                  (a) In the event that any BNSF property becomes subject to any
            mechanics'  or   materialmen's   lien,  or  other   construction  or
            supplier's lien or encumbrance chargeable to or through Pathnet or any of the Pathnet Parties as a result of a failure to pay. Pathnet promptly, and in any event within ten days, shall cause such lien or encumbrance to be discharged or released of record (by payment, posting of bond, court deposit or other means), without cost to BNSF, and shall indemnify and hold harmless BNSF against all costs (including reasonable attorneys' fees) incurred in connection with such lien or encumbrance. If any such lien or encumbrance is not so discharged and released, BNSF may pay or secure the release or discharge thereof, at the expense of Pathnet, after first giving five days' advance notice of its intention to do so. Pathnet acknowledges that: (i) all or portions of the Rail Corridor are subject to the liens of one or more of BNSF's various mortgages;(ii) BNSF from time to time may place other liens or mortgages on the Rail Corridor and (iii) the discharge or release of record of the current or future liens and mortgages from the Rail Corridor is not required by this Section, provided however, that any such future liens or mortgages shall be subject to Pathnet's rights under this Lease.

                  (b) Nothing herein shall preclude  either Pathnet or BNSF from contesting of any lien or other encumbrance.

            21.   Liaison, Dispute Resolution and Arbitration.

                  (a) Not later than  thirty  days after the date of this Lease,
            BNSF and Pathnet each shall send a letter to the other,  pursuant to
            Section 28 hereof, designating individuals as points of contact at the following levels: corporate officer for overall decision-making, corporate officer for dispute resolution; contact person for day-to-day corporate contact and liaison; contact person for engineering and project management; contact person for field construction; contact person for daily operations and maintenance; and contact person for disaster operations on a twenty-four (24) hour basis. The same individual may be designated for one or more of the foregoing positions, and either BNSF or Pathnet may change the name of any designated officer or contact person at any time by so informing the other in writing.

                  (b) It is the intent of the  parties  hereto  that any dispute which may arise between them be resolved as quickly and as informally as possible. When quick and informal resolution of any dispute is not possible, the issues in dispute shall be referred to the two corporate officers designated for dispute resolution pursuant to this Section 21, who shall make a reasonable attempt to settle the dispute.

                  (c) The parties  hereto  agree to waive any rights that either may have to a remedy in a court of law or in a court of equity arising out of this Lease, and to submit any dispute arising under the Lease, and not settled pursuant to Section 21(b) hereof, to binding arbitration in accordance with this Section 21. Notwithstanding the foregoing, either party shall have the right to pursue preliminary equitable relief in connection with this Lease, or to pursue appropriate legal or equitable remedies in support of a decision rendered in arbitration.

                  (d) The parties hereto agree that one of the remedies available to the arbitrator(s) for any substantial breach of this Agreement shall be specific performance, and that an award of specific performance by an arbitrator or arbitrators may be enforced in a court of law or equity.

                  (e) Any arbitration under this Agreement shall be conducted in accordance with the Commercial Rules of the American Arbitration Association and shall be conducted by an arbitrator, and said arbitration shall be conducted by a panel of three (3) arbitrators, one to be selected by BNSF, one to be selected by Pathnet, and one to be selected by the two designated arbitrators. Discovery shall be conducted in accordance with the Federal Rules of Civil Procedure

                  (f) All costs,  fees and expense charged by the  arbitrator(s)
            and other neutral third parties retained by mutual agreement of Pathnet and BNSF in any arbitration conducted pursuant to this
            Section 21 shall be shared equally by Pathnet and BNSF, unless apportioned otherwise by the arbitrators.

            22.   Representations and Warranties.

                  (a) By executing this Lease, BNSF represents and warrants the following facts:

                      (1) BNSF has the full  right and  authority  to enter into and perform this Lease, and by entering into and performing this Lease, BNSF is not in violation of its charter or by-laws, or any Laws or agreement by which it is bound or to which it is subject; it being understood, however, that this warranty does not constitute a warranty, express or implied, that BNSF has sufficient rights in the Rail Corridor to permit Pathnet to Construct and Operate the Fiber Optic Facilities; and

                           (2) The execution,  delivery and  performance of this
                  Lease by BNSF has been duly authorized by all requisite corporate action, that the signatory for BNSF hereto is authorized to sign this Lease and bind BNSF to its terms.

                  (b) By executing this Lease, Pathnet represents and warrants:

                           (1) Pathnet has the full right and authority to enter
                  into and perform this Lease and by entering into and performing this Lease, Pathnet is not in violation of its charter or by-laws, or any Laws or agreement by which it is bound or to which it is bound or to which it is subject;

                           (2) The execution,  delivery and  performance of this
                  Lease by Pathnet has been duly authorized by all requisite corporate action, that the signatory for Pathnet hereto is authorized to sign this Lease and bind Pathnet to its terms; and

                           (3) Pathnet has the financial capability to fulfill
                  all of its obligations under this Lease.


            23. Limitation on Damages for Breach of this Lease. Damages that may be recovered for breach of this Lease shall not include any indirect, consequential, special or punitive damages, or lost profits, or the cost of Pathnet building Fiber Optic Facilities at a different location than it originally planned.


            24.   Recordings, Taxes and Other Charges.

                  (a) Except as provided in this Section 24,  Pathnet shall pay:
            (i) all transfer taxes, documentary stamps, recording costs or fees, or any similar expense in connection with this Lease and/or the recording or filing of a Memorandum of Lease for this Lease (which memorandum shall be in a form mutually agreeable between the parties and the recording of a Memorandum of Lease shall occur only by mutual agreement by the parties); and (ii) any and all taxes (including but not limited to transfer, sales, use, and property taxes), levies, excises, assessments and charges (collectively, "Taxes"), including any penalties and/or interest thereon, levied or assessed with respect to the Fiber Optic Facilities or Pathnet's leasehold interest. Pathnet shall indemnify, defend and hold BNSF harmless against the payment of any Taxes referenced in this Section 24(a).

                  (b) BNSF may pay any Taxes,  plus any penalty and/or  interest thereon, imposed upon BNSF for which Pathnet is obligated pursuant to this Lease, if Pathnet does not pay such Taxes when due, and Pathnet shall promptly reimburse BNSF for any such payment it makes.

                  (c) In the case of amounts  described  in  Section  24(a)(ii), where Taxes with respect to Fiber Optic Facilities or Pathnet's leasehold interest are not separately assessed, BNSF shall determine the amount of Taxes attributable to the Fiber Optic Facilities and Pathnet's leasehold interest by reference to information provided by the relevant taxing authority that demonstrates or establishes that such Taxes are attributable to the Fiber Optic Facilities or Pathnet's leasehold interest. If the information provided by the relevant taxing authority demonstrates or establishes that Taxes are attributable to the fiber optic value of a Rail Corridor in respect of which Pathnet has been granted rights hereunder, but does not demonstrate or establish the value attributable to the Fiber Optic Facilities or Pathnet's leasehold interest, the amount so attributable shall be determined by reference to a formula. Such formula shall be consistently applied, shall reasonably allocate any Taxes among all of BNSF's rail corridors and fiber optic values with a further allocation of the Taxes attributable to the fiber optic value between the Fiber Optic Facilities, Pathnet's leasehold interest and fiber optic value attributable to fiber optic rights granted by BNSF to others. In all cases, BNSF promptly shall provide to Pathnet information that establishes the manner in which any such Taxes were allocated and the basis for establishing that such amounts are attributable to the Fiber Optic Facilities or Pathnet's leasehold interest. The parties shall resolve any dispute regarding the liability of Taxes hereunder pursuant to the dispute resolution and arbitration procedures set forth in Section 21 of this Lease.

                  (d) Notwithstanding anything to the contrary contained in this
            Lease, BNSF shall pay (i) any Taxes attributable to rights in the Fiber Optic Facilities and other assets and services provided to BNSF pursuant to Section 8 of this Lease; and (ii) property, franchise or similar taxes that are attributable to a Rail Corridor that are not attributable to the existence or use of the Fiber Optic Facilities or Pathnet's leasehold interest. BNSF shall indemnify, defend and hold Pathnet harmless against the payment of any Taxes referenced in this Section 24(d). Pathnet may pay any Taxes imposed on Pathnet for which BNSF is obligated to indemnify Pathnet pursuant to this Section 24(d), if BNSF does not pay such amounts when due and BNSF shall promptly reimburse Pathnet for any such payment it makes. The provision of Section 24(c) shall apply to amounts claimed by Pathnet, mutatis mutandis.

                  (e) Neither BNSF nor Pathnet will be responsible for the
            income or corporate franchise tax of the other.

                  (f) Both BNSF and Pathnet agree to reasonably  cooperate  with each other in the refund, rebate, reduction, abatement, mitigation or contest of any Taxes for which either is obligated to pay hereunder.

            25. Independent Contractor Status; No Joint Venture. BNSF reserves no control whatsoever over the employment, discharge or compensation of Pathnet's employees or contractors. It is the intention of the parties hereto that Pathnet shall be and remain an independent contractor, and nothing in this Lease shall be construed as inconsistent with

Pathnet's independent contractor status or creating or implying any partnership or joint venture between Pathnet and BNSF.

            26.   Confidentiality.

                        (a) The  terms  of this  Lease  shall  be  confidential.
            Either party hereto may designate as confidential certain materials, maps, documents and other information exchanged in fulfilling the terms and intent of this Lease. In addition, in connection with the provision of material and/or services to BNSF by Pathnet, or to BNSF, BNSF and/or Pathnet may discover or otherwise come into contact with specifications, drawings, computer programs, and/or technical or business information which BNSF or Pathnet has clearly identified as confidential. All construction plans, drawings and specifications, including, without limitation, all proposed Construction Drawings, Final Construction drawings and as-built plans and all information about the location of the Fiber Optic Facilities, will constitute confidential information.

                        (b) Unless confidential information was previously known
            free of any obligation to keep it confidential, or has been or is subsequently made public, it shall be handled in confidence by BNSF and Pathnet and shall be disclosed only upon a need to know basis, such terms and conditions as may be mutually agreed upon in writing by the parties hereto, or as required by law. BNSF and Pathnet shall advise those employees, agents, and contractors who may have contact with such information, of the obligation to keep such information confidential, and will use their best efforts to avoid unauthorized disclosure of such information. Notwithstanding the foregoing, either party may disclose confidential information to the extent required by applicable law or regulations, provided that the disclosing party has notified the other party of the disclosing party's obligation to disclose, and provided that the non-disclosing party has had an opportunity to contest such disclosure.

                        (c) In the event of an actual or  threatened  disclosure
            of such information by either party hereto which might cause irreparable harm to the other party hereto, it is agreed that monetary remedies available at law may be inadequate and, therefore, the aggrieved or threatened party hereto shall be entitled to receive injunctive relief as an equitable remedy.

                        (d)   Notwithstanding    anything   else   herein,   the
            obligations of the parties hereto under this Section 26 shall survive termination of this Lease for a period of three years.

            27.   Assignment.

                        (a) This Lease  shall be  binding  upon and inure to the
            benefit of the parties hereto and their respective permitted successors or assignees. Pathnet shall not assign any of the rights granted to Pathnet under this Lease, without the prior written consent of BNSF, which may be withheld or conditioned in BNSF's sole discretion. Any assignment made in violation of this Section 27 shall be null and void, shall confer no rights upon any party as against BNSF, and shall give BNSF the right to terminate this Lease effective immediately, or take any other lesser action with respect thereto. The above requirement for consent shall not apply to (i) any disposition of all or substantially all of Pathnet's stock or assets; (ii) any corporate merger, consolidation or reorganization, whether voluntary or involuntary, involving Pathnet; or (iii) a sublease or assignment of the Lease (in whole or in part) by Pathnet to a subsidiary, affiliate, or parent company, controlled, under common control with, or controlling, either indirectly or directly, Pathnet, but only where, and to the extent, such transaction does not violate the terms of the Contribution Agreement; provided that no assignment not consented to by BNSF shall relieve Pathnet of any of its obligations or liabilities under this Lease. Nothing herein shall prohibit Pathnet (i) from involving contractors, or strategic or co-development partners in Construction and Operation of the Fiber Optic Facilities, on such terms as Pathnet may determine in its sole discretion, provided all such activities are conducted in accordance with the terms of this Lease, and that Pathnet remains fully liable for all obligations hereunder; and (ii) from granting liens or other security interests in the Fiber Optic Facilities or Pathnet's rights under this Lease in connection with financing or investments made available to Pathnet.

                        (b) Upon request by Pathnet, BNSF shall execute reasonable documentation to be provided by Pathnet acknowledging the rights of Pathnet's lender(s) ("Lender") to obtain ownership of the Fiber Optic Facilities if this Lease is still in effect and Pathnet is in material default under the terms of Pathnet's loan to Lender, provided, however, that in such case Lender shall become an assignee to this Lease and shall become subject to all rights and obligations of Pathnet under the terms of this Lease (and Pathnet also shall remain subject to all obligations of Pathnet under this Lease). In order to obtain the rights specified in this Lease, Lender must execute an amendment to this Lease agreeing to be bound by the terms, conditions and obligations contained in this Lease. The execution of such an amendment by Lender shall not relieve Pathnet from any obligations or liabilities contained in this Lease. Further, before Lender or any other assignee or transferee of Pathnet's interest in this Agreement may obtain any of Pathnet's rights hereunder, such Lender, assignee, or transferee must cure any and all outstanding defaults by Pathnet hereunder. In addition to the rights granted to Pathnet hereunder, Pathnet's Lender shall have the additional right to take possession, sell, assign or otherwise transfer the Fiber Optic Facilities, including the right to operate, or permit a third-party to operate, the Fiber Optic Facilities, provided such operation shall be subject to all terms and conditions of this Lease.

            28. Notices. Unless otherwise provided herein, all notices and other communications required by or concerning this Lease shall be in writing and shall be deemed to have been duly given when delivered in person or on the next business day when sent by a nationally recognized overnight courier, or on the second succeeding business day when sent by registered or certified

United States Mail (postage prepaid, return receipt requested), or, if postal claim notice is given, on the date of its return marked "unclaimed" (provided, however, that upon receipt of a returned notice marked "unclaimed", the sending party hereto shall make reasonable effort to contact and notify the other party hereto by telephone) and each respective party hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice):

            (1)   if to Pathnet:

                  Pathnet, Inc.
                  1015 31st St., N.W.
                  Washington, DC 20007
                  Attn: General Counsel

                  and to:

                  Pathnet, Inc.
                  1661 Gateway Boulevard
                  Richardson, TX 75080
                  Attn:  Senior Vice President, Engineering

            (2)   if to BNSF:

                  Assistant Vice President, Telecommunications
                  The Burlington Northern and Santa Fe Railway Company 2600 Lou Menk Drive
                  Forth Worth, Texas 76131

                  and to:

                  Vice President -Law
                  The Burlington Northern and Santa Fe Railway Company 2500 Lou Menk Drive, AOB-3
                  Fort Worth, Texas 76131-2830

            29. Brokers and Agents. BNSF and Pathnet represent and warrant to each other than neither has employed any broker, agent or finder in connection with this Lease, and each indemnifies and agrees to hold harmless the other from and against any commission or fee claimed by any broker, agent or finder in connection with this transaction.

            30. Force Majeure. Except as may be elsewhere specifically provided in this Lease, any failure or delay in the performance by a party hereto of its obligations hereunder, including, without limitation, Pathnet's obligations pursuant to Section 5 hereof, shall not be a breach of this Lease if such failure or delay results from causes beyond that party's control, including but not limited to acts of God, governmental action or inaction (whether in its sovereign or contractual capacity), fire, flood, or other catastrophe, national emergency, insurrection, riot, and war. The phrase "beyond that party's control" shall not include any failure to reach agreement with a party with whom Pathnet is negotiating pursuant to the exclusive right to negotiate provided in Section 4(b) of the Fiber Optic Access Agreement.

            31. Costs. Except as specifically provided in this Lease, each party hereto shall be responsible for its own costs (including legal fees) incurred in connection with the preparation, execution and performance of this Lease.

            32. Severability. If any provision of this Lease or the application thereof, shall be held invalid, illegal or unenforceable in whole or in part, the remainder of this Lease and the application thereof shall not be affected, and shall be enforceable to the fullest extent permitted by law, and the portion hereof found to be invalid shall be enforced to the fullest extend permitted by law, and, if possible, shall be reformed to carry out as much as possible the intent of the parties as expressed herein.

            33. Amendment, Waiver. This Lease may be amended only by a written instrument executed by both parties hereto. No failure to exercise and no delay in exercising, on the part of a party hereto, any right, power or privilege hereunder shall operate as a waiver of any other provision of this Lease, or as a waiver of that right, power or privilege either before, or after, the period of waiver.

            34. Entire Agreement. This Lease and all Exhibits attached hereto, together with the Fiber Optic Access Agreement and the Contribution Agreement between the parties hereto dated as of __________ __, 1999, constitute the entire agreement of the parties hereto with respect to the subject matters hereof, and supersede any and all prior negotiations, understandings and agreements, whether oral or written, with respect hereto.

            35.   Interpretation; Construction.

                  (a) Section  headings  contained  in this Lease are solely for purpose of reference and shall not be construed with the substance of the Section they caption or in any way affect the meaning or interpretation of this Lease.

                  (b) Wherever  used in this Lease:  (i) any pronoun or pronouns shall be deemed to include both the plural and the singular and to cover all genders, and (ii) "or" is used in the inclusive sense, in all cases where such meanings would be appropriate.

            36. Legal Forum. This Lease shall be interpreted, construed and enforced in accordance with the laws of the State of Texas.

            37. Counterparts. This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, authorized representatives of BNSF and Pathnet have executed this Lease as of the date first set forth herein.


PATHNET TELECOMMUNICATIONS, INC.             THE BURLINGTON NORTHERN AND
                                             SANTA FE RAILWAY COMPANY

By:                                          By:
        -----------------------------               ---------------------------
Name:                                        Name:
        -----------------------------               ---------------------------
Title:                                       Title:
        -----------------------------               ---------------------------

                                    EXHIBIT A





                        [to be agreed to by the parties]

                                    EXHIBIT B




                           Map of BNSF Railway Network

                        [to be agreed to by the parties]

                                    EXHIBIT C

                     Additional Construction Specifications
                     --------------------------------------

                        [to be agreed to by the parties]

                                    EXHIBIT B

                               EXCLUSIVE CORRIDORS

                                     Approx.
Corridor                            Route
Description                         Miles

[* * *]                            [* * *]

Total:                              4,052

                                    EXHIBIT C

                              RESTRICTED CORRIDORS

                                     Approx.
Corridor                            Route
Description                         Miles

[* * *]

Total:                             [* * *]
------                              -----


                                      -16-